UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
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Kohlberg Capital Corporation

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KOHLBERG CAPITAL CORPORATION
295 Madison Avenue, 6th Floor
New York, New York 10017

June 8, 2010

Dear Shareholder:

You are cordially invited to attend the 2010 Annual Meeting of Shareholders of Kohlberg Capital Corporation to be held on Thursday, July 22, 2010 at 9:00 a.m., local time, at the offices of Ropes & Gray LLP, 1211 Avenue of the Americas, New York, New York 10036.

Details regarding the business to be conducted are more fully described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement.

It is important that your shares be represented at the annual meeting. If you are unable to attend the meeting in person, I urge you to complete, date and sign the enclosed proxy card and promptly return it in the envelope provided. Your vote is important.

Sincerely yours,

Dayl W. Pearson
President and Chief Executive Officer

KOHLBERG CAPITAL CORPORATION

Annual Meeting of Shareholders
New York, New York

Thursday, July 22, 2010
Meeting begins at 9:00 a.m.  •    Doors open at 8:30 a.m.
Offices of Ropes & Gray LLP
1211 Avenue of the Americas
New York, New York 10036

Principal executive offices of Kohlberg Capital Corporation:
295 Madison Avenue, 6th Floor, New York, New York 10017
(212) 455-8300

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Kohlberg Capital Corporation:

Notice is hereby given that the 2010 Annual Meeting of Shareholders of Kohlberg Capital Corporation (“we,” “Kohlberg Capital” or the “Company”) will be held at the offices of Ropes & Gray LLP, 1211 Avenue of the Americas, New York, New York 10036 on Thursday, July 22, 2010 at 9:00 a.m., local time, for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

1.	To elect as directors two director nominees identified in the Proxy Statement, each for a term of three years;
2.	To ratify the selection of Grant Thornton LLP as the independent registered public accountant of the Company for the current year; and
3.	To transact such other business as may properly come before the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on July 22, 2010: The Proxy Statement and 2009 Annual Report are available at www.proxyvote.com.

It is expected that the Notice of Annual Meeting, this Proxy Statement and the form of proxy card will first be mailed to stockholders on or about June 10, 2010. The Company’s 2009 Annual Report on Form 10-K for the year ended December 31, 2009 accompanies this Proxy Statement. On or about June 10, 2010, the Company will also begin mailing a Notice of Internet Availability of Kohlberg Capital’s Proxy Materials to shareholders informing them that this Proxy Statement, the Annual Report on Form 10-K for the year ended December 31, 2009, and voting instructions are available online. As more fully described in that Notice, all shareholders may choose to access proxy materials on the Internet or may request to receive paper copies of the proxy materials.

Shareholders of record at the close of business on June 1, 2010 are entitled to notice of and to vote at the 2010 Annual Meeting of Shareholders and any adjournments or postponements thereof.

By order of the Board of Directors,

Michael I. Wirth
Secretary
June 8, 2010

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YOUR VOTE IS IMPORTANT

We are offering registered shareholders the opportunity to vote their shares electronically through the Internet or by telephone. Please see the Proxy Statement and the enclosed proxy for details about electronic voting. You are urged to date, sign and promptly return the enclosed proxy, or to vote electronically through the Internet or by telephone, so that your shares may be voted in accordance with your wishes and so that the presence of a quorum may be assured. Voting promptly, regardless of the number of shares you hold, will aid the Company in reducing the expense of additional proxy solicitation. Voting your shares by the enclosed proxy, or electronically, does not affect your right to vote in person in the event you attend the meeting. You are cordially invited to attend the meeting, and Kohlberg Capital requests that you indicate your plans in this respect in the space provided on the enclosed form of proxy or as prompted if you vote electronically.

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KOHLBERG CAPITAL CORPORATION

Notice of 2010 Annual Meeting of Shareholders,
Proxy Statement and Other Information

CONTENTS

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KOHLBERG CAPITAL CORPORATION
295 Madison Avenue, 6th Floor
New York, New York
(212) 455-8300

PROXY STATEMENT

INTRODUCTION

The enclosed proxy, for use at the 2010 Annual Meeting of Shareholders (the “Meeting”) to be held at the offices of Ropes & Gray LLP, 1211 Avenue of the Americas, New York, New York on Thursday, July 22, 2010 and any adjournments or postponements thereof, is being solicited on behalf of the Board of Directors (the “Board”) of the Company. As used in this Proxy Statement, the terms “we,” “us,” “our,” “Company” or “Kohlberg Capital” refer to Kohlberg Capital Corporation.

A shareholder may also choose to vote electronically by accessing the Internet site stated on the form of proxy or by using the toll-free telephone number stated on the form of proxy. Without affecting any vote previously taken, the proxy may be revoked by the shareholder by giving notice of revocation to Kohlberg Capital in writing, by accessing the Internet site stated on the form of proxy, by using the toll-free telephone number stated on the form of proxy or in open meeting. A shareholder may also change his or her vote by executing and returning to the Company a later-dated proxy, by submitting a later-dated electronic vote through the Internet site stated on the form of proxy, by using the toll-free telephone number stated on the form of proxy or by voting at the open meeting. All properly executed proxies received by the Board and all properly authenticated electronic votes recorded through the Internet or by telephone will be voted as directed by the shareholder. All properly executed proxies received by the Board that do not specify how shares should be voted will be voted “FOR” the election as directors of the nominees listed below under “Proposal 1: Election of Directors” and “FOR” the ratification of the selection of Grant Thornton LLP as the independent registered public accountant of the Company for the current year.

Kohlberg Capital will bear the expense of the solicitation of proxies for the Meeting. Solicitation of proxies may be made by mail, personal interview or telephone by officers, directors and other employees of the Company. The Company will also reimburse its transfer agent, American Stock Transfer & Trust Company, and the Company’s banks, brokers, and other custodians, nominees and fiduciaries for their reasonable costs in the preparation and mailing of proxy materials to shareholders.

The Internet and telephone procedures for voting and for revoking or changing a vote are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been properly recorded. Shareholders that vote through the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which will be borne by the shareholder.

It is expected that the Notice of Annual Meeting, this Proxy Statement and the form of proxy card will first be mailed to stockholders on or about June 10, 2010. The Company’s 2009 Annual Report on Form 10-K for the year ended December 31, 2009 accompanies this Proxy Statement. On or about June 10, 2010, the Company will also begin mailing a Notice of Internet Availability of Kohlberg Capital’s Proxy Materials to shareholders informing them that this Proxy Statement, the Annual Report on Form 10-K for the year ended December 31, 2009, and voting instructions are available online. As more fully described in that Notice, all shareholders may choose to access proxy materials on the Internet or may request to receive paper copies of the proxy materials.

VOTING SECURITIES

Voting Rights

The record date for the determination of shareholders entitled to notice of and to vote at the 2010 Annual Meeting of Shareholders was the close of business on June 1, 2010 (the “Record Date”). On the Record Date, there were 22,549,235 shares of common stock, par value $0.01 per share, the Company’s only voting securities, outstanding and entitled to cast an aggregate of 22,549,235 votes on all matters subject to a vote at the Meeting. Each share of common stock is entitled to one vote. Under the Company’s bylaws, the holders of a majority of the shares of common stock outstanding and entitled to vote at the Meeting shall constitute a quorum for the transaction of business at the Meeting. Shares of common stock represented in person or by proxy, including shares present at the Meeting and voting for certain routine discretionary matters but for which the nominee or broker had received no authority to vote on non-discretionary matters (“broker non-votes”) and shares which abstain or do not otherwise vote with respect to one or more of the matters presented for shareholder approval, will be counted for purposes of determining whether a quorum is present.

Vote Required for Election of Directors

The affirmative vote of the holders of a plurality of votes cast by the shareholders entitled to vote at the Meeting is required for the election of directors. Abstentions and broker non-votes, if any, will not be included in vote totals and will not affect the outcome of the voting on the election of directors. Unless otherwise indicated, the persons named in the proxy will vote all proxies in favor of this proposal.

Vote Required for Other Proposals

The affirmative vote of the holders of a majority of the common shares represented at the Meeting in person or by proxy is necessary to ratify the selection of the Company’s independent registered public accountant for the current year. Under applicable law and the Company’s bylaws, abstentions are counted as present at the Meeting and, accordingly, will have the same effect as a “no” vote. Unless otherwise indicated, the persons named in the proxy will vote all proxies in favor of this proposal.

Additional Solicitation

If there are not enough votes to approve any proposals at the Meeting, the stockholders who are represented may adjourn the Meeting to permit the further solicitation of proxies. The persons named as proxies will vote those proxies for such adjournment, unless marked to be voted against any proposal for which an adjournment is sought to permit the further solicitation of proxies. Abstentions and broker non-votes will not have any effect on the result of the vote for adjournment.

Also, a stockholder vote may be taken on one or more of the proposals in this Proxy Statement prior to any such adjournment if there are sufficient votes for approval of such proposal(s).

PROPOSAL 1:

ELECTION OF DIRECTORS

Kohlberg Capital has a classified Board currently consisting of two directors with terms expiring in 2010 (Class I), three directors with terms expiring in 2011 (Class II) and two directors with terms expiring in 2012 (Class III). At each annual meeting of shareholders, directors in one class are elected for a full term of three years to succeed those directors whose terms are expiring. This year, the two Class I director nominees will stand for election to a three-year term expiring at the 2013 Annual Meeting of Shareholders. None of the nominees is being proposed for election pursuant to any agreement or understanding between him and the Company, and there are no family relationships among our executive officers and directors. The persons named in the enclosed proxy will vote to elect C. Turney Stevens and Gary Cademartori as directors unless the proxy is marked otherwise. Each of the nominees has indicated his willingness to serve, if elected. However, if a nominee should be unable to serve, the shares of common stock represented by proxies may be voted for a substitute nominee designated by the Board. Management has no reason to believe that any of the above-mentioned persons will not serve his term as a director.

Set forth below are the name, age and principal occupation of each nominee for election as a Class I director and of each continuing member of the Board. Information with respect to their business experience, other publicly-held companies on which they serve as a director and the number of shares of Kohlberg Capital’s common stock beneficially owned by each of them appears later in this Proxy Statement. All of the following directors and executive officers began their tenure with the Company in 2006, except, with respect to his capacity as a director, Dayl Pearson, who was appointed as a member of the Board in 2008.

Nominees for Election (Class I Directors)

Name	Age	Position
Independent Directors
C. Turney Stevens	59	Director
Gary Cademartori	68	Director

THE BOARD RECOMMENDS THAT THE
SHAREHOLDERS VOTE “FOR” THE ABOVE NOMINEES

Continuing Directors

The following directors will continue to serve after the Meeting:

Directors with Terms Expiring in 2011 (Class II Directors)

Name	Age	Position
Independent Directors
Albert G. Pastino	68	Director
C. Michael Jacobi	68	Director

Name	Age	Position
Non-Independent Director
Samuel P. Frieder(1)	45	Director and Vice-President

(1)	Mr. Frieder is not an Independent Director because he is an officer of the Company. In this Proxy Statement, the term “Independent Directors” refers to directors who are not “interested persons” of the Company within the meaning of Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “1940 Act”).

Directors with Terms Expiring in 2012 (Class III Directors)

Name	Age	Position
Non-Independent Directors
Christopher Lacovara(1)	45	Chairman and Vice President; Vice President of Katonah Debt Advisors, L.L.C. (“Katonah Debt Advisors”)
Dayl W. Pearson(1)	55	Director; President and Chief Executive Officer

(1)	Messrs. Lacovara and Pearson are not Independent Directors because they are officers of the Company.

Executive Officers (expected to continue in office through 2010)

Name	Age	Position
Dayl W. Pearson	55	Director; President and Chief Executive Officer
Michael I. Wirth	52	Chief Financial Officer, Chief Compliance Officer, Treasurer and Secretary
E.A. Kratzman III	58	Vice President; President of Katonah Debt Advisors
R. Jon Corless	58	Chief Investment Officer
John M. Stack	64	Vice President; Managing Director of Katonah Debt Advisors

DIRECTOR AND EXECUTIVE OFFICER BACKGROUND INFORMATION

The following is a summary of certain biographical information concerning the Company’s directors and executive officers:

Independent Directors

C. Turney Stevens

Mr. Stevens has served on Kohlberg Capital’s Board since December 2006 and serves on the Valuation Committee and the Compensation Committee of the Board. Mr. Stevens is the Dean of the College of Business at Lipscomb University. Mr. Stevens retired as the Founder, Chairman and CEO of Harpeth Companies, LLC, a diversified financial services company that is the parent company of Harpeth Capital, LLC and Harpeth Consulting, LLC. Prior to founding Harpeth in 1999, Mr. Stevens was a founder and Chairman of Printing Arts America, Inc. From 1986 to 1994, Mr. Stevens served in various capacities at Rodgers Capital Corporation, a middle market investment banking firm focused on mergers and acquisitions and private institutional equity transactions, including as President. In 1973, Mr. Stevens founded PlusMedia, Inc., a magazine publishing company that he later sold to a public company in 1982. Mr. Stevens began his career at Tennessee Securities, a Nashville investment banking firm, which was one of the region’s leaders in helping to capitalize early-stage and growth-stage companies. Mr. Stevens graduated from David Lipscomb University in 1972 and received an Executive M.B.A. degree from the Owen Graduate School of Management at Vanderbilt University in 1981. He now serves as the Dean of the College of Business and Professor of Management at Lipscomb University. He is a 2007 graduate of the Directors’ College at the Anderson School of Management at UCLA and is certified as a public company director by Institutional Shareholder Services. As a result of these and other professional experiences, Mr. Stevens possesses particular knowledge and experience in financial services, business management and investment banking that strengthen the Board’s collective qualifications, skills and experience.

Albert G. Pastino

Mr. Pastino has served on Kohlberg Capital’s Board since December 2006 and is the Chair of the Audit Committee of the Board. Mr. Pastino is a Managing Director at Kildare Capital and was formerly the Senior Managing Director at Amper Investment Banking. Kildare Capital focuses on capital formation, mergers and acquisitions and strategic advisory assignments. After leaving an affiliate of Kohlberg & Co., L.L.C. (“Kohlberg & Co.”) in June 1997, Mr. Pastino worked as an investor, CFO and Chief Operating Officer at a variety of companies and was involved in all aspects of financial and general management, reporting and fundraising for a variety of companies, including Aptegrity, Inc., Bolt, Inc., AmTec, Inc. and Square Earth, Inc. From 1976 to 1986, he was a partner at Deloitte & Touche LLP and was in charge of its Emerging Business Practice. Mr. Pastino is a member of the Small Business Advisory Board of the Financial Accounting Standards Board, a member of the Board of New Eyes for the Needy, a not-for-profit organization headquartered in New Jersey. Mr. Pastino is a graduate of Saint Joseph’s University and received an Executive M.B.A. degree from Fairleigh Dickinson University. He also attended the Harvard Business School Executive Management Program for Small Business and is a certified public accountant. As a result of these and other professional experiences, Mr. Pastino possesses particular knowledge and experience in corporate finance, strategic planning, and financial analysis that strengthen the Board’s collective qualifications, skills and experience.

C. Michael Jacobi

Mr. Jacobi has served on Kohlberg Capital’s Board since December 2006 and serves on the Audit Committee of the Board. Mr. Jacobi is also the owner and President of Stable House, LLC, a company engaged in real estate development. From 2001 to 2005, Mr. Jacobi served as the President, CEO and member of the board of directors of Katy Industries, Inc., a portfolio company of investment funds affiliated with Kohlberg & Co., which is involved in the manufacture and distribution of maintenance products. Mr. Jacobi was the President and CEO of Timex Corporation from 1993 to 1999, and he was a member of the board of directors of Timex Corporation from 1992 to 2000. Prior to 1993, he served Timex Corporation in senior positions in marketing, sales, finance and manufacturing. Mr. Jacobi received a B.S. from the University of Connecticut, and he is a certified public accountant. Mr. Jacobi is currently Chairman of the board of directors of Sturm, Ruger & Co., Inc. and a member of the board of directors of Webster Financial Corporation and Corrections Corporation of

America. He serves as the audit committee chairman of the board of directors of Webster Financial Corporation and Corrections Corporation of America. As a result of these and other professional experiences, Mr. Jacobi possesses particular knowledge and experience in corporate finance, accounting, investment management and corporate governance that strengthen the Board’s collective qualifications, skills and experience.

Gary Cademartori

Mr. Cademartori has served on Kohlberg Capital’s Board since December 2006, is the Chairman of the Compensation Committee of the Board and serves on the Audit Committee of the Board. Mr. Cademartori is also a partner in Wall Street Technology Group, LLC, a company engaged in financial and technology consulting and executive mentoring to create more value for companies involved in business change. Previously, Mr. Cademartori was a financial consultant for less than one year in 1998 and, from 1999 to 2005, a partner in Tatum CFO Partners, LLP, serving as an interim CFO and rendering financial consulting services for middle market Securities and Exchange Commission (“SEC”) reporting and privately-held companies. From 1995 to 1998, Mr. Cademartori served in the capacity of CFO for Schrader-Bridgeport International, Inc. Between 1981 and 1995, Mr. Cademartori served as the CFO of Charter Power Systems, Inc., Athlone Industries, Inc., Formica Corporation, and Butler International, Inc., all of which were mid-sized companies listed on the New York Stock Exchange. Prior to 1981, Mr. Cademartori was an audit partner in Touche Ross & Co., an international accounting firm. Mr. Cademartori received his M.B.A. degree in Finance and International Business from Seton Hall University, and he is a certified public accountant. He serves on the Small Business Advisory Committee of the Financial Accounting Standards Board, and on the board of directors of Marotta Controls, Inc. and Harvard Maintenance, Inc. As a result of these and other professional experiences, Mr. Cademartori possesses particular knowledge and experience in corporate finance, accounting, and business management that strengthen the Board’s collective qualifications, skills and experience.

Non-Independent Directors

Christopher Lacovara, Vice President

Mr. Lacovara has served on Kohlberg Capital’s Board since December 2006 and is also the Chairman of the Board, the Chairman of the Valuation Committee of the Board, a Vice President of the Company and a member of the Management Committee of Katonah Debt Advisors. Mr. Lacovara is the co-managing partner of Kohlberg & Co., a leading middle market private equity firm, which he joined in 1988. Kohlberg & Co. has invested approximately $2.5 billion of equity capital in over 100 middle market platform and add-on acquisitions with a combined transaction value of over $7 billion. From 1987 to 1988, he was an Associate in the Mergers and Acquisitions Department at Lazard Freres & Company. Prior to that he was a Financial Analyst in the Corporate Finance Department of Goldman, Sachs & Co. Mr. Lacovara received a A.B. in History from Harvard College, a B.E. in Engineering Sciences from Hofstra University and a Master of Science in Civil Engineering from Columbia University. Mr. Lacovara serves on the boards of directors of a number of private companies as well as on the boards of directors of AGY Holding Corp., Katy Industries, Inc. and Stanadyne Corp. As a result of these and other professional experiences, Mr. Lacovara possesses particular knowledge and experience in corporate finance, corporate governance, strategic planning, business evaluation and oversight and financial analysis that strengthen the Board’s collective qualifications, skills and experience.

Dayl W. Pearson, Director, President and CEO

Mr. Pearson has served as Kohlberg Capital’s President and Chief Executive Officer since December 2006 and has served on Kohlberg Capital’s Board since June 2008. Mr. Pearson has more than 33 years of banking and finance experience and has focused primarily on middle market credit intensive transactions, completing over $5 billion of financings over the past 15 years. From 1997 to 2006, he was a Managing Director at CIBC in the Leveraged Finance and Sponsor Coverage Group specializing in middle market debt transactions. Mr. Pearson was responsible for originating and executing more than $3 billion of transactions including senior loans, high-yield securities, mezzanine investments and equity co-investments. Prior to joining CIBC, Mr. Pearson was instrumental in developing the middle market leveraged finance business of IBJ Schroder from 1992 through 1997. In 1995, he became responsible for the entire $500 million leveraged finance portfolio and was involved in approving all new senior and mezzanine commitments. Previously, he was a senior lending officer in First Fidelity Bank’s middle market lending group primarily focused on restructurings, and prior to that Mr. Pearson invested in distressed securities. Mr. Pearson began his career at

Chase Manhattan Bank after receiving a B.A. from Claremont Men’s College and an M.B.A. from the University of Chicago. As a result of these and other professional experiences, Mr. Pearson possesses particular knowledge and experience in corporate finance, leverage finance, corporate credit and portfolio management that strengthen the Board’s collective qualifications, skills and experience.

Samuel P. Frieder, Vice President

Mr. Frieder has served on Kohlberg Capital’s Board since December 2006, serves on the Valuation Committee of the Board and is a Vice President of the Company. Mr. Frieder joined Kohlberg & Co., a leading middle market private equity firm, in 1989 and became a Principal in 1995 and co-managing partner in 2006. Kohlberg & Co. has invested approximately $2.5 billion of equity capital in over 100 middle market platform and add-on acquisitions with a combined transaction value of over $7 billion. From 1988 to 1989 he was a senior associate in the Capital Funding Group at Security Pacific Business Credit. Prior to that, he was a senior real estate analyst at Manufacturers Hanover Trust Company. Mr. Frieder received an A.B. from Harvard College. Mr. Frieder serves on the board of directors of a number of private companies as well as on the Management Committee of Katonah Debt Advisors. Mr. Frieder also serves on the board of directors of AGY Holding Corp., BioScrip, Inc., Katy Industries, Inc. and Stanadyne Corp. As a result of these and other professional experiences, Mr. Frieder possesses particular knowledge and experience in corporate finance, corporate governance, corporate and business development, business evaluation and oversight and financial analysis that strengthen the Board’s collective qualifications, skills and experience.

Executive Officers

Michael I. Wirth, Chief Financial Officer, Chief Compliance Officer, Secretary and Treasurer

Mr. Wirth joined Kohlberg Capital in 2006 and has over 28 years of experience in the financial services sector and has managed over $2 billion in real estate debt and equity securities and advised or structured over $15 billion in structured real estate debt. Prior to joining the Company, from 2003 to 2006, Mr. Wirth was a co-founder, CFO and Executive Vice President of New York Mortgage Trust, a mortgage REIT that completed its initial public offering in 2004. Mr. Wirth served from 2002 to 2003 as CFO of Newcastle Investment Corp., a mortgage REIT. Mr. Wirth also served as a Senior Vice President of Fortress Investment Group, the external advisor of Newcastle, from 2002 to 2003. From 2000 to 2002, Mr. Wirth served as the Senior Vice President and CFO of Charter Municipal Mortgage Acceptance Company (now known as Centerline Holding Company), a multi-family residential finance company, American Mortgage Acceptance Company, a mortgage REIT, and Aegis Realty Inc., a retail property REIT. Mr. Wirth also served as a Senior Vice President of Related Capital Company, which externally managed each of the foregoing companies from 2000 to 2002. From 1997 to 2000, Mr. Wirth served as a Vice President at CGA Investment Management, a monoline insurer of structured debt and an investor in real estate and asset-backed securities. From 1983 to 1997, Mr. Wirth was a senior manager with Deloitte & Touche LLP and specialized in transaction, valuation and consulting services to the real estate and financial services industries. Mr. Wirth currently serves on the board of directors and is chairman of the Audit Committee of Quontic Bank and serves on the board of directors for the Young Survival Coalition, a not-for-profit group dedicated to address the critical issues related to breast cancer. Mr. Wirth received a B.B.A. from Georgia State University and is a member of the American Institute of Certified Public Accountants.

R. Jon Corless, Chief Investment Officer

Mr. Corless joined Kohlberg Capital and Katonah Debt Advisors, Kohlberg Capital’s wholly-owned portfolio company, in 2006 as part of their middle market team. Mr. Corless has over 30 years of experience in high-yield and leveraged credits. Prior to joining the Company, Mr. Corless was a Credit Risk Manager for Trimaran Debt Advisors, a CLO manager. Prior to joining Trimaran Debt Advisors, Mr. Corless spent 15 years as a Senior Credit Risk Manager for CIBC with risk management responsibility for media and telecommunications, high-yield, middle market, and mezzanine loan portfolios. Before joining CIBC, Mr. Corless worked at Bank of America NA in Corporate Finance and at Bankers Trust Company. Mr. Corless received a B.A. from Wesleyan University.

E.A. Kratzman, Vice President; President of Katonah Debt Advisors

Mr. Kratzman has primary responsibility for the overall management and direction of the business activities of Katonah Debt Advisors, Kohlberg Capital’s wholly-owned portfolio company, since May 2005, and also serves as a Vice President of Kohlberg Capital. Mr. Kratzman oversees portfolio management, trading, structuring, analytics and operations at Katonah Debt Advisors and serves as chairman of the Company’s Investment Committee. Mr. Kratzman has over 30 years of leveraged finance experience. Mr. Kratzman has previously been at Rabobank International in New York where he was the Head of CLO Management. Prior to that he was employed at First Union’s Institutional Debt Management Group (“IDM”), where he was Head of Portfolio Management and one of three co-founders. Prior to IDM, Mr. Kratzman was with Société Générale, New York and, prior to that, he was Co-Head of the Asset Recovery Group at Deutsche Bank North America in New York. From 1985 to 1996, Mr. Kratzman was employed by Westpac Banking Corporation. From 1993 to 1996, Mr. Kratzman was Senior Vice President and Chief Credit Officer for the Americas Division. He holds a B.A. from Hobart College and an M.B.A. in finance from Rutgers University, and is a graduate of the Executive Management Program at J.L. Kellogg Graduate School of Management.

John M. Stack, Vice President; Managing Director of Katonah Debt Advisors

Mr. Stack has over 35 years of banking experience focusing on credit and is responsible for the oversight of the investment analysts and credit processes of Katonah Debt Advisors, Kohlberg Capital’s wholly-owned portfolio company, and also serves as a Vice President of Kohlberg Capital. Prior to joining Katonah Debt Advisors in 2005, Mr. Stack was a Managing Director at Société Générale where he headed the U.S. Leverage Finance Group. This Group provided senior, mezzanine and high-yield financing for leverage buyouts across a broad spectrum of industries. Previously, Mr. Stack had been with the New York office of The First National Bank of Chicago, where at various times he headed the Media Team, the Leverage Finance Team, the regional credit analysis group, and a corporate banking team. Mr. Stack began his banking career with Citibank where he completed credit analysis, corporate banking, secured lending and distressed loan management assignments in New York and Puerto Rico. Mr. Stack is a graduate of Fordham College and did post-graduate business studies at New York University.

As a group, the directors associated with Kohlberg & Co. possess experience in owning and managing enterprises like the Company and are familiar with corporate finance, strategic business planning activities and issues involving stakeholders more generally.

CORPORATE GOVERNANCE PRINCIPLES AND DIRECTOR INFORMATION

Kohlberg Capital has a strong commitment to good corporate governance practices. These practices provide a framework within which Kohlberg Capital’s Board and management can pursue the strategic objectives of the Company and ensure its long-term growth for the benefit of shareholders. The Company’s corporate governance principles and practices are reviewed annually by the Board.

The Company does not have a nominating committee, as the Board believes that the nomination procedure can best be effectuated by delegating to a majority of the directors of Kohlberg Capital who are Independent Directors the power to recommend director nominees for selection by the Board, in accordance with the Board’s resolution governing the nomination procedure. In executing this power, the Independent Directors determine the requisite standards or qualifications for Board nominees. In the event that a director position is vacated or created and/or in contemplation of a shareholders’ meeting at which one or more directors are to be elected, the Independent Directors will identify potential candidates to become members of the Board. In identifying potential candidates, the Independent Directors may consider candidates recommended by any of the Independent Directors or by any other source the Independent Directors deem appropriate. The Independent Directors may, but are not required to, retain a third party search firm at the Company’s expense to identify potential candidates.

The Independent Directors will consider qualified director nominees recommended by shareholders when such recommendations are submitted in accordance with the Company’s bylaws and other applicable laws, rules or regulations regarding director nominations. When submitting a nomination to the Company for consideration, a shareholder must provide certain information that would be required under applicable SEC rules, including the following minimum information for each director nominee: full name, age, and address; class, series and number of shares of stock of the Company beneficially owned by the nominee, if any; the date such shares were acquired and the investment intent of such acquisition; whether such shareholder believes the individual is an “interested person” of the Company, as defined in the 1940 Act; and all other information required to be disclosed in solicitations of proxies for election of directors in an election contest or that is otherwise required. The Company has not received any recommendations from shareholders requesting consideration of a candidate for inclusion among the Independent Directors’ slate of nominees in this Proxy Statement.

In considering and evaluating candidates, the Independent Directors may take into account a wide variety of factors, including (but not limited to):

•	availability and commitment of a candidate to attend meetings and to perform his or her responsibilities on the Board;
•	relevant business and related industry experience;
•	educational background;
•	financial expertise;
•	experience with corporate governance matters;
•	an assessment of the candidate’s ability, judgment and expertise;
•	overall diversity of the composition of the Board;
•	the percentage of the Board represented by Independent Directors and whether a candidate would qualify as an Independent Director; and
•	such other factors as the Independent Directors deem appropriate.

The Independent Directors identify nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining new perspectives. If any member of the Board does not wish to continue in service, if the Independent Directors or the Board decide not to nominate a member for re-election or if the Independent Directors recommend to expand the size of the Board, the Independent Directors identify the desired skills and experience of a new nominee in light of the criteria set forth above. Current Independent Directors and members of the Board provide suggestions as to individuals meeting the criteria considered by the Independent Directors. Consultants may also be engaged to assist in identifying qualified individuals.

The Board has affirmatively determined that the following directors are Independent Directors:

Gary Cademartori
C. Michael Jacobi
Albert G. Pastino
C. Turney Stevens

In fiscal year 2009, the Board of the Company met eight times, and, except for the absence of Mr. Jacobi at one meeting, each of the meetings was attended by the full Board. It is the Company’s policy that Board members are encouraged, but not required, to attend the Company’s annual meetings of shareholders. All of the Board members attended the Company’s 2009 Annual Meeting of Shareholders.

Board Leadership Structure and Board’s Role in Risk Oversight

The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. The Board understands that there is no single, generally accepted approach to providing board leadership and that given the dynamic and competitive environment in which we operate, the right board leadership structure may vary as circumstances warrant. Consistent with this understanding, the independent directors consider the Board’s leadership structure on an annual basis. This consideration includes the pros and cons of alternative leadership structures in light of our operating and governance environment at the time, with the goal of achieving the optimal model for effective oversight of management by the Board.

The chairman of the Board presides at all meetings of the Board. The chairman is appointed on an annual basis by at least a majority vote of the remaining directors. Currently, the offices of chairman of the board and chief executive officer are separated. We have no fixed policy with respect to the separation of the offices of the chairman of the board and chief executive officer; however, the Board believes that the separation of the offices of the chairman of the Board and chief executive officer is an integral part of good corporate governance and the succession planning process and that it is in the best interests of the Company to make this determination from time to time. Christopher Lacovara has served as chairman of the Board since our IPO and is not considered an “interested person” of the Company, as defined in Section 2(a)(19) of the 1940 Act.

The Board is actively involved in risk oversight for the Company. Although the Board as a whole has retained oversight over the Company’s risk assessment and risk management efforts, much of the Board’s oversight efforts are conducted through the various Committees of the Board. Each Committee then regularly reports back to the full Board on the conduct of the Committee’s functions. The Board, as well as the individual Board Committees, also regularly hear directly from key officers and employees of the Company involved in risk assessment and risk management.

In particular, the Audit Committee assists the Board in risk oversight for the Company by reviewing and discussing with management, internal auditors and the independent auditors the Company’s significant financial and other exposures, and guidelines and policies relating to enterprise risk assessment and risk management, including the Company’s procedures for monitoring and controlling such risks. In addition to exercising oversight over key financial and business risks, the Audit Committee oversees, on behalf of the Board, financial reporting, tax, and accounting matters, as well as the Company’s internal controls over financial reporting. The Audit Committee also plays a key role in oversight of the Company’ compliance with legal and regulatory requirements.

The full Board regularly reviews the efforts of each of its Committees and discusses, at the level of the full Board, the key strategic, financial, business, legal and other risks facing the Company, as well as the Company’s efforts to manage those risks

Valuation Committee

The Board has established a Valuation Committee. The Valuation Committee is composed of Messrs. Lacovara, Frieder and Stevens. Mr. Lacovara serves as Chairman of the Valuation Committee. The Valuation Committee is responsible for reviewing and recommending to the full Board the fair value of debt and equity securities. The Valuation Committee may utilize the services of an independent valuation firm in arriving at fair value of these securities. The Board is ultimately and solely responsible for determining the fair value of portfolio investments. The Valuation Committee Charter, as approved by the Board, can be found in the Corporate Governance section of the Company’s website at www.kohlbergcap.com. The Valuation Committee met five times during 2009, and each of the meetings was attended by the full Valuation Committee.

Compensation Committee

The Board has established a Compensation Committee. The Compensation Committee is composed of Messrs. Cademartori and Stevens. As determined by the Board, each of the members of the Compensation Committee is an Independent Director and satisfies the independence requirements of The Nasdaq Global Select Market listing standards. Mr. Cademartori serves as Chairman of the Compensation Committee. The Compensation Committee determines compensation for Kohlberg Capital’s executive officers, in addition to administering the Company’s Amended and Restated 2006 Equity Incentive Plan and the Company’s 2008 Non-Employee Director Plan. The Compensation Committee Charter, as approved by the Board, can be found in the Corporate Governance section of the Company’s website at www.kohlbergcap.com.

The Compensation Committee’s functions include examining the levels and methods of compensation employed by the Company with respect to the Chief Executive Officer and non-CEO officers, making recommendations to the Board with respect to non-CEO officer compensation, reviewing and approving the compensation package of the Chief Executive Officer, making recommendations to the Board with respect to incentive compensation plans and equity-based plans, reviewing management succession plans, making administrative and compensation decisions under equity compensation plans approved by the Board and making recommendations to the Board with respect to grants thereunder, administering cash bonuses, and implementing and administering the foregoing. In accordance with its Charter, the Compensation Committee may delegate its authority to a subcommittee.

The Compensation Committee met three times during fiscal year 2009, and each of the meetings was attended by the full Compensation Committee.

Audit Committee

The Board has established an Audit Committee. The Audit Committee is composed of Messrs. Pastino, Cademartori and Jacobi. As determined by the Board, each of the members of the Audit Committee is an Independent Director and satisfies the audit committee independence requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and The Nasdaq Global Select Market listing standards. Mr. Pastino serves as Chairman of the Audit Committee. The Audit Committee’s functions include providing assistance to the Board in fulfilling its oversight responsibility relating to the Company’s financial statements and the financial reporting process, compliance with legal and regulatory requirements, the qualifications and independence of the Company’s independent registered public accountant, the Company’s system of internal controls, the internal audit function, the Company’s code of ethics, retaining and, if appropriate, terminating the independent registered public accountant and approving audit and non-audit services to be performed by the independent registered public accountant. The Audit Committee Charter, as approved by the Board, can be found in the Corporate Governance section of the Company’s website at www.kohlbergcap.com.

The Board has determined that all the members of the Audit Committee — Messrs. Pastino, Jacobi and Cademartori:

•	are independent, as independence for audit committee members is defined in Rule 10A-3(b)(1) under the Exchange Act and Rule 4200(a)(15) of The Nasdaq Global Select Market listing standards;
•	meet the requirements of Item 407(d)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”), and the Exchange Act and are audit committee financial experts; and
•	possess the requisite financial sophistication required under The Nasdaq Global Select Market listing standards.

The Audit Committee has adopted a policy under which, to the extent required by law, all auditing services and all permitted non-audit services to be rendered by the Company’s independent registered public accountant are pre-approved.

In fiscal year 2009, the Audit Committee held seven meetings, and each of the meetings was attended by the full Audit Committee.

Audit Committee Report

The information contained in this report shall not be deemed to be “soliciting material” or to be considered “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act except to the extent that the Company specifically incorporates such information by reference in such filing.

The Audit Committee of the Board operates under a written charter adopted by the Board effective as of December 11, 2006. The charter can be found in the Corporate Governance section of the Company’s website at www.kohlbergcap.com. The Audit Committee is currently composed of Messrs. Pastino, Jacobi and Cademartori.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent registered public accountant is responsible for performing an independent audit of the Company’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and expressing an opinion on the conformity of those audited financial statements in accordance with accounting principles generally accepted in the United States, as well as an independent audit of management’s assessment of the effectiveness of the Company’s internal control over financial reporting. The

Audit Committee’s responsibility is to monitor and oversee these processes. The Audit Committee is also directly responsible for the appointment, compensation and oversight of the Company’s independent registered public accounting firm.

Pre-Approval Policy

The Audit Committee has established a pre-approval policy that describes the permitted audit, audit-related, tax and other services to be provided by Grant Thornton LLP, the Company’s independent registered public accounting firm. The policy requires that the Audit Committee pre-approve the audit and non-audit services performed by the independent registered public accountant in order to assure that the provision of such service does not impair the accountant’s independence.

Any requests for audit, audit-related, tax and other services that have not received general pre-approval must be submitted to the Audit Committee for specific pre-approval, irrespective of the amount, and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings of the Audit Committee.

Review with Management

The Audit Committee has reviewed the audited financial statements and met and held discussions with management regarding the audited financial statements. Management has represented to the Audit Committee that the Company’s financial statements were prepared in accordance with accounting principles generally accepted in the United States.

Review and Discussion with Independent Registered Public Accounting Firm

The Audit Committee has discussed with Grant Thornton LLP, the Company’s independent registered public accounting firm, matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees (as amended), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and the standards of the Public Company Accounting Oversight Board. The Audit Committee received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees (as amended), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with the firm their independence. The Audit Committee has also considered the compatibility of non-audit services with the firm’s independence.

During 2009, the Audit Committee met with members of senior management and the independent registered public accounting firm to review the certifications provided by the Chief Executive Officer and Chief Accounting Officer under the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the rules and regulations of the SEC and the overall certification process. At these meetings, Company officers reviewed each of the Sarbanes-Oxley certification requirements concerning internal control over financial reporting and any fraud, whether or not material, involving management or other employees with a significant role in internal control over financial reporting.

Conclusion

Based on the Audit Committee’s discussion with management and the independent registered public accounting firm, the Audit Committee’s review of the audited financial statements, the representations of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended that the Board include the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the SEC. The Audit Committee also recommended the selection of Grant Thornton LLP to serve as the independent registered public accounting firm for the year ending December 31, 2010.

Respectfully Submitted,

The Audit Committee
Albert G. Pastino (Chair)
C. Michael Jacobi
Gary Cademartori

Code of Ethics

The Company has adopted a code of ethics that applies to its directors and officers. The code of ethics can be found on the Corporate Governance section of the Company’s website at www.kohlbergcap.com. The Company will report any amendments to or waivers of a required provision of the code of ethics on its website.

EXECUTIVE COMPENSATION

Compensation Committee Report

The information contained in this report shall not be deemed to be “soliciting material” or to be considered “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act except to the extent that the Company specifically incorporates such information by reference in such filing.

We have reviewed and discussed the Compensation Discussion and Analysis with management. Based on these reviews and discussions, we recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the SEC.

Respectfully submitted,

Compensation Committee
Gary Cademartori (Chair)
C. Turney Stevens

Compensation Discussion and Analysis

Overview

Unless otherwise indicated, the discussion and analysis below relates to compensation of executive officers of both the Company and Katonah Debt Advisors, the Company’s wholly-owned portfolio company.

Executive compensation in 2009 reflected both the difficult financial market conditions as well as the Company’s solid operating performance. In determining bonus awards for 2009 and evaluating possible salary increases for 2010, the Compensation Committee considered the following factors:

•	Selection and maintenance of strong credit characteristics for the investment portfolio — limited defaulted assets in the investment portfolio and limited realized losses;
•	Payment of a dividend entirely out of current net income, consistent with the Company’s goal not to rely on capital gains or paid-in-kind interest;
•	Modest reduction of the dividend during 2009, reflecting current market conditions and the impact of the Company’s dispute with its lenders; and
•	General comparisons of discretionary compensation among lending institutions and asset management firms due to difficult market conditions.

As a result, the Compensation Committee awarded 2009 performance bonuses to all of the executive officers named in the Summary Compensation Table equal to their minimum target bonus amounts as determined in 2009 and also determined that none of these individuals would receive merit increases to base salary in 2010.

Primary Objectives

The primary objectives of the Compensation Committee of the Board with respect to executive compensation are to attract, retain and motivate the best possible executive talent. The focus is to tie short- and long-term cash and equity incentives to achievement of measurable corporate and individual performance objectives and to align executives’ incentives with stockholder value creation. To achieve these objectives, the Compensation Committee maintains compensation plans that tie a substantial portion of executives’ overall compensation to the Company’s operational performance. The structure of the executives’ base and incentive compensation is designed to encourage and reward the following:

•	sourcing and pursuing attractively priced investment opportunities;
•	participating in comprehensive due diligence with respect to the Company’s investments;
•	ensuring the most effective allocation of capital; and
•	working efficiently and developing relationships with other professionals.

Benchmarking of Compensation

Management develops the Company’s compensation plans by utilizing publicly available compensation data and subscription compensation survey data for national and regional companies in the middle market lending industry and in particular other publicly-traded, internally managed business development companies (“BDCs”). The Company believes that the practices of this group of companies provide the Company with appropriate compensation benchmarks because these companies have similar organizational structures and tend to compete with the Company for executives and other employees. For benchmarking executive compensation, the Company typically reviews the compensation data the Company has collected from the complete group of companies, as well as a subset of the data from those companies that have a similar number of employees and a similar investment portfolio as the Company.

Pay-for-Performance Philosophy

Based on management’s analyses and recommendations, the Compensation Committee has approved a pay-for-performance compensation philosophy, which is intended to bring base salaries and total executive compensation in line with approximately the fiftieth percentile of the companies with a similar number of employees represented in the compensation data the Company reviews. The Company works within the framework of this pay-for-performance philosophy to determine each component of an executive’s initial compensation package based on numerous factors, including:

•	the individual’s particular background and circumstances, including training and prior relevant work experience;
•	the individual’s role with the Company and the compensation paid to similar persons in the companies represented in the compensation data that the Company reviews;
•	the demand for individuals with the individual’s specific expertise and experience at the time of hire;
•	performance goals and other expectations for the position;
•	comparison to other executives within the Company having similar levels of expertise and experience; and
•	uniqueness of industry skills.

Setting and Assessment of Performance Goals; Role of Chief Executive Officer

The Compensation Committee has also implemented an annual performance management program, under which annual performance goals are determined and set forth in writing at the beginning of each calendar year for the Company as a whole and for each individual employee. Annual corporate goals are proposed by management and approved by the Board at the end of each calendar year for the following year. These corporate goals target the achievement of specific strategic, operational and financial milestones. Annual individual goals focus on contributions which facilitate the achievement of the corporate goals and are set during the first quarter of each calendar year. Individual goals are proposed by each employee and approved by his or her direct supervisor. The Chief Executive Officer’s goals are approved by the Compensation Committee. Annual salary increases, annual bonuses and annual stock option awards granted to the Company’s employees are tied to the achievement of these corporate and individual performance goals.

The performance goals for the Company’s Chief Executive Officer and other executive management are as follows:

•	achievement of the Company’s dividend objectives (emphasizing both growth and stability);
•	growth of the Company’s investment portfolio;
•	maintenance of the credit quality and financial performance of the Company’s investment portfolio;
•	development of the Company’s human resources; and
•	development of the Company’s financial and information systems.

The performance goals for senior executives of Katonah Debt Advisors are as follows:

•	increase in Katonah Debt Advisors’ assets under management and diversification of such assets;
•	increase in revenue and income distributable by Katonah Debt Advisors to the Company;
•	performance of fund assets managed by Katonah Debt Advisors, particularly with respect to credit quality; and
•	development of Katonah Debt Advisors’ human resources.

The Company believes that the current performance goals are realistic “stretch” goals that should be reasonably attainable by management.

During the first calendar quarter, the Company evaluates individual and corporate performance against the written goals for the recently completed year. Consistent with the Company’s compensation philosophy, each employee’s evaluation begins with a written self-assessment, which is submitted to the employee’s supervisor. The supervisor then prepares a written evaluation based on the employee’s self-assessment, the supervisor’s own evaluation of the employee’s performance and input from others within the Company. This process leads to a recommendation for annual employee salary increases, annual stock-based compensation awards and bonuses, if any, which is then reviewed and approved by the Compensation Committee. The Company’s executive officers, other than the Chief Executive Officer, submit their self-assessments to the Chief Executive Officer, who performs the individual evaluations and submits recommendations to the Compensation Committee for salary increases, bonuses and stock-based compensation awards. In the case of the Chief Executive Officer, his individual performance evaluation is conducted by the Compensation Committee, which determines his compensation changes and awards. For all employees, including the Company’s executive officers, annual base salary increases, annual stock-based compensation awards and annual bonuses, to the extent granted, are implemented during the first calendar quarter of the year.

Compensation Components

The Company’s compensation package consists of the following components, each of which the Company deems instrumental in motivating and retaining its executives:

Base Salary

Base salaries for the Company’s executives are established based on the scope of their responsibilities and their prior relevant background, training and experience, taking into account competitive market compensation paid by the companies represented in the compensation data the Company reviews for similar positions and the overall market demand for such executives at the time of hire. As with total executive compensation, the Company believes that executive base salaries should generally target the fiftieth percentile of the range of salaries for executives in similar positions and with similar responsibilities in companies of similar size to the Company. An executive’s base salary is also evaluated together with other components of the executive’s compensation to ensure that the executive’s total compensation is in line with the Company’s overall compensation philosophy.

Base salaries are reviewed annually as part of the Company’s performance management program and increased for merit reasons, based on the executive’s success in meeting or exceeding individual performance objectives and an assessment of whether significant corporate goals were achieved. The Company also realigns base salaries with market levels for the same positions in companies of similar size to the Company represented in the compensation data the Company reviews if necessary and if the Company identifies significant market changes in the Company’s data analysis. Additionally, the Company adjusts base salaries as warranted throughout the year for promotions or other changes in the scope or breadth of an executive’s role or responsibilities.

Annual Bonus

The Company’s compensation program includes eligibility for an annual performance-based cash bonus in the case of all executives and certain senior, non-executive employees. The amount of the cash bonus depends on the level of achievement of the stated corporate and individual performance goals. As set forth in their employment agreements, Messrs. Pearson and Corless are currently eligible for annual performance-based cash bonuses of no less than $450,000 and $200,000, respectively; Mr. Wirth is currently eligible for an aggregate annual performance-based cash bonus from Kohlberg Capital and Katonah Debt Advisors of no less than $375,000; Mr. Kratzman is currently eligible for an annual bonus from Katonah Debt Advisors of no less than $650,000 and no more than $1,000,000 and an additional incentive bonus of up to $450,000 for reaching certain additional performance targets; and Mr. Stack is eligible for target annual performance-based cash bonus from Katonah Debt Advisors of $175,000. The amounts of the annual cash bonuses paid to Messrs. Pearson, Wirth and Corless are determined by the Compensation Committee of the Board. The amount of the annual cash bonuses paid to Messrs. Kratzman and Stack is determined by the Management Committee of Katonah Debt Advisors. In each case, the annual bonus award is based on the individual performance of each of Messrs. Pearson, Wirth, Corless, Kratzman and Stack and on the performance of the Company against goals established annually by the Board, in the case of Messrs. Pearson, Wirth and Corless, and by the Management Committee of Katonah Debt Advisors, in the case of Messrs. Kratzman and Stack, after consultation with the individual. All bonuses are subject to an annual increase, solely at the discretion of the Board or the Management Committee of Katonah Debt Advisors (as applicable), and in its discretion, the Compensation Committee or the Management Committee of Katonah Debt Advisors (as applicable) may award bonus payments to the Company’s executives above or below the amounts specified in their respective employment agreements.

Long-Term Incentives

The Company believes that long-term performance is achieved through an ownership culture that encourages long-term participation by the Company’s executive officers in equity-based awards. The Amended and Restated 2006 Equity Incentive Plan currently allows the grant to executive officers of stock options, restricted stock or other stock-based awards. The Company typically makes an initial equity award to certain new senior level employees and annual grants as part of the Company’s overall compensation program. All grants of awards pursuant to the Amended and Restated 2006 Equity Incentive Plan are approved by the Board. The Amended and Restated 2006 Equity Incentive Plan is designed to allow, but not require, the grant of awards that qualify under an exception to the deduction limit of Section 162(m) of the Internal Revenue Code of 1986, as amended, for “performance-based compensation.”

Initial stock-based awards.  Executives who join the Company are awarded initial grants of options or restricted stock. Options awarded as part of these grants have an exercise price equal to the fair market value of the Company’s common stock on the grant date. The vesting schedule and other terms of these awards are determined by the Board. The amount of the initial award is determined based on the executive’s position with the Company and an analysis of the competitive practices of companies similar in size to the Company represented in the compensation data that the Company reviews. The initial awards are intended to provide the executive with an incentive to build value in the organization over an extended period of time. The amount of the initial award is also reviewed in light of the executive’s base salary and other compensation to ensure that the executive’s total compensation is in line with the Company’s overall compensation philosophy. The grant date for awards for existing employees is the later of the date that the Board approved the grant or the date that the Company and the employee have reached a mutual understanding as to the amount and terms of such grant. For prospective employees, the grant date is the date upon which the Company and the employee have reached an agreement regarding the terms of employment and the terms of the award granted by the Board, and the employment has commenced (thus such date is typically the first day of employment). All of the grant dates are approved by the Board or the Compensation Committee.

Annual stock-based awards.  The Company’s practice is to make annual stock based awards as part of the Company’s overall performance management program. However, in 2009, no awards of shares of the Company’s restricted common stock were made to the executive officers named in the Summary Compensation Table (with the exception of Mr. Kratzman, who received an award of restricted common stock pursuant to the terms of his employment agreement, as described below under “— Grants of Plan-Based Awards in Fiscal Year 2009”). The Compensation Committee believes that stock-based awards provide management with a strong link to long-term corporate performance and the creation of stockholder value. The Company intends that the annual aggregate value of these awards be set near competitive median levels for companies represented in the compensation data the Company reviews. As is the case when the amounts of base salary and initial equity awards are determined, a review of all components of the executive’s compensation is conducted when determining annual equity awards to ensure that an executive’s total compensation conforms to the Company’s overall philosophy and objectives. A pool of stock-based awards is reserved for executives and other officers based on setting a target grant level for each employee category, with the higher ranked employees being eligible for a higher target grant. The Compensation Committee meets in the fourth quarter of each year to evaluate, review and recommend for the Board’s approval the annual stock-based award design, level of award and prospective grant date of such award for each named executive officer and the Chief Executive Officer. For promotions or new hires, the Compensation Committee approves the award in advance of the grant date, and the stock-based grant is awarded on the determined date at the Company’s closing market price per share. The Company uses a Binary Option Pricing Model (American, call option) to establish the expected value of all stock option grants.

Other Compensation

The Company and Katonah Debt Advisors maintain broad-based benefits and perquisites that are provided to all employees, including health, life and disability insurance and a 401(k) plan. The Company and Katonah Debt Advisors participate in a defined contribution plan for their executive officers and employees. In particular circumstances, the Company also utilizes cash signing bonuses when certain executives and senior non-executives join the Company. Such cash signing bonuses typically either vest during a period of less than a year or are repayable in full to the Company if the employee recipient voluntarily terminates employment with the Company prior to the first anniversary of the date of hire. Whether a signing bonus is paid and the amount thereof are determined on a case-by-case basis under the specific hiring circumstances. For example, the Company will consider paying signing bonuses to compensate for amounts forfeited by an executive upon terminating prior employment, to assist with relocation expenses and/or to create an additional incentive for an executive to join the Company in a position where there is high market demand.

Termination-Based Compensation

Severance.  If terminated without cause or by the executive for good reason (each as defined in the applicable employment agreement) or as a result of death or disability, each of Messrs. Pearson, Wirth, Corless, Kratzman and Stack (or his designated beneficiary or estate) is entitled to receive (i) his base salary and contributions toward health insurance premiums for the remaining term of the agreement (or, if greater, six months after such termination); provided, that if the remaining term of the agreement exceeds six months (one year in the case of Mr. Kratzman), the Company (or Katonah Debt Advisors in the case of Messrs. Kratzman and Stack) may elect to cease continuation of base salary and contributions toward health insurance premiums at any point following the six-month (one year in the case of Mr. Kratzman) anniversary of such termination so long as the Company (or Katonah Debt Advisors in the case of Messrs. Kratzman and Stack) releases the executive from his remaining non-competition and non-solicitation obligations as of such date; (ii) any base salary earned but not paid through the date of termination; (iii) vacation time accrued but not used to that date; and (iv) any bonus compensation to which the executive is entitled in respect of the year of termination, prorated to the date of termination, all on the condition that the executive sign a release of claims. In addition to the benefits described above, the executive will be entitled to a further six months of base salary and contributions toward health insurance premiums (i.e., for a total of one year or 18 months in the case of Mr. Kratzman) if he is terminated by the Company (or Katonah Debt Advisors in the case of

Messrs. Kratzman and Stack) within 90 days following a change in control involving the Company (defined to include the acquisition by any person (or group) of the beneficial ownership of 33% or more of the then outstanding shares of the Company’s common stock or the voting power of the Company’s then outstanding voting securities; the failure of the incumbent board of directors (or successors designated thereby) to constitute a majority of the Company’s board of directors; the approval by shareholders of a merger, consolidation or other reorganization transaction in which the Company’s shareholders do not, at closing, own more than 50% of the combined voting power of the surviving entity; and a liquidation or dissolution of the Company or a sale of all or substantially all of its assets).

The terms of the employment agreements with Messrs. Pearson, Wirth and Corless will expire on December 31, 2010 and the term of the employment agreement with Mr. Kratzman is set to expire on December 31, 2011. Upon their expiration, the agreements with Messrs. Pearson, Wirth, Corless and Kratzman automatically renew for successive one year periods unless terminated in writing by either party upon thirty days written notice. The employment agreement with Mr. Stack provides for an indefinite term. Notwithstanding the above, if the Company, in the case of Messrs. Pearson, Wirth or Corless, or Katonah Debt Advisors, in the case of Messrs. Kratzman and Stack, waives the non-competition provisions in the applicable employment agreements at any point after six months (one month in the case of Mr. Kratzman) from the date of termination, then the continued salary and benefits payments cease. All severance payments are conditioned on the execution of a signed release of claims in the form provided by the Company, in the case of Messrs. Pearson, Wirth and Corless, or by Katonah Debt Advisors, in the case of Messrs. Kratzman and Stack, and upon that release not being subsequently revoked. In determining whether to approve the terms of such severance arrangements, the Board, in the case of Messrs. Pearson, Wirth and Corless, and the Management Committee of Katonah Debt Advisors, in the case of Messrs. Kratzman and Stack, took into account that the employment agreements contain non-competition covenants that would be binding on the executives following their termination.

Acceleration of vesting of equity-based awards.  In general, all unvested options and unvested shares of restricted common stock held by an employee are forfeited immediately upon that employee’s termination, whether or not for cause. Under the Amended and Restated 2006 Equity Incentive Plan, however, the Board may, if it so chooses, provide in the case of any award for post-termination exercise provisions, including a provision that accelerates all or a portion of any award, but in no event may any award be exercised after its expiration date.

Conclusion

The compensation policies of the Company and Katonah Debt Advisors are designed to motivate and retain their respective senior executive officers and to ultimately reward them for outstanding individual and corporate performance.

Summary Compensation Table

The following table shows the compensation paid or accrued during the fiscal years ended December 31, 2009, December 31, 2008 and December 31, 2007 to the Company’s President and Chief Executive Officer, the Company’s Chief Financial Officer and the Company’s three most highly compensated executive officers other than its President and Chief Executive Officer and its Chief Financial Officer.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)(1)		Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)		All Other Compensation ($)		Total ($)
Dayl W. Pearson President and Chief Executive Officer	2009	400,000	(4)(5)	—	—		—	450,000	(5)	99,586	(5)(6)	949,586	(5)
	2008	375,000	(7)(8)	—	599,499		—	350,000		81,714		1,406,213
	2007	300,000	(9)	—	—		—	450,000		29,734		869,734
Michael I. Wirth Chief Financial Officer, Chief Compliance Officer, Treasurer and Secretary	2009	325,000	(4)(5)	—	—		—	375,000	(5)	58,334	(5)(6)	758,334	(5)
	2008	325,000	(7)(11)	—	259,195	(11)	—	325,000	(11)	49,591	(11)	958,786	(11)
	2007	300,000	(9)	—	—		—	375,000	(12)	29,734		758,734

E.A. Kratzman Vice President; President of Katonah Debt Advisors	2009	400,000	(4)(10)	—	500,000		—	650,000	(10)	95,510	(6)	1,645,510
	2008	375,000	(7)(10)(11)	—	558,199		—	500,000	(10)	61,829		1,495,028
	2007	300,000	(9)(10)	—	—		—	600,000	(10)	29,734		1,001,734
R. Jon Corless Chief Investment Officer	2009	250,000	(4)(5)	—	—		—	200,000	(5)	28,068	(5)(6)	478,068	(5)
	2008	250,000	(7)	—	39,800		—	200,000		24,668		514,468
	2007	200,000	(9)	—	—		—	250,000		29,734		515,734
John M. Stack Vice President; Managing Director of Katonah Debt Advisors	2009	225,000	(4)(10)	—	—		—	175,000	(10)	14,156	(6)	414,156
	2008	225,000	(7)(10)	—	27,400		—	150,000	(10)	12,256	(6)	414,656
	2007	212,500	(9)(10)	—	—		90,500	200,000	(10)	29,734		463,901

(1)	Represents the grant date fair market value of restricted stock grants in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification — Compensation — Stock Compensation (Topic 718) (January 2010) (“ASC 718”). Grant date fair value is based on the closing price of the Company’s common stock on the date of grant.
(2)	Amounts reflect the grant date fair value of stock options granted in those years in accordance with ASC 718. Grant date fair value is based on a Binary Option Pricing Model (American, call option) for use in valuing stock options. Assumptions used in the calculation of these amounts are shown in Note 11, “Equity Incentive Plan — Stock Options,” to our audited financial statements included in our 2009 Annual Report on Form 10-K, filed with the SEC on May 28, 2010 (File No. 814-00735); Note 10, “Equity Incentive Plan — Stock Options,” to our audited financial statements included in our 2008 Annual Report on Form 10-K, filed with the SEC on March 16, 2009 (File No. 814-00735); and Note 10, “Stock Options,” to our audited financial statements included in our 2007 Annual Report on Form 10-K, filed with the SEC on March 14, 2008 (File No. 814-00735).
(3)	Annual performance-based cash bonus. As described in “— Compensation Discussion and Analysis — Compensation Components — Annual Bonus” above, the annual bonuses of the executive officers named in the Summary Compensation Table are derived based on the performance of the Company and the individual executive relative to pre-established objectives for the year. The threshold, target and/or maximum amounts for the year 2009 bonus opportunity of each executive officer named in the Summary Compensation Table are reported in the Grants of Plan-Based Awards in Year 2009 table below.
(4)	Represents actual cash salaries paid during 2009.
(5)	Messrs. Pearson, Wirth and Corless have their compensation allocated between Kohlberg Capital and Katonah Debt Advisors.

(6)	See the 2009 All Other Compensation Table below for a breakdown of these amounts, which consist of:
•	cash dividends on restricted stock granted or received upon conversion of previously granted options;
•	amounts received pursuant to the Katonah Debt Advisors Employee Savings and Profit Sharing Plan (the “Savings Plan”);
•	life insurance premiums; and
•	disability insurance premiums.

The Savings Plan is a defined benefit plan, and the Company matches an individual’s contribution up to a pre-set amount according to a specific formula.

2009 All Other Compensation Table

Name	Dividends on Restricted Stock ($)	Savings Plan ($)	Life Insurance Premiums ($)	Disability Insurance Premiums ($)	Total ($)
Dayl W. Pearson	86,853	4,900	780	7,053	99,586
Michael I. Wirth	43,841	4,900	780	8,813	58,334
E.A. Kratzman	87,827	4,900	780	2,003	95,510
R. Jon Corless	18,200	4,900	780	4,188	28,068
John M. Stack	9,100	4,900	156	—	14,156

(7)	Represents actual cash salaries paid during 2008.
(8)	Mr. Pearson’s base salary was raised from $350,000 to $400,000 effective July 1, 2008.
(9)	Represents actual cash salaries paid during 2007.
(10)	Messrs. Kratzman and Stack receive their salary and performance-based bonus from Katonah Debt Advisors.
(11)	Mr. Kratzman’s base salary was raised from $350,000 to $400,000 effective July 1, 2008.

Grants of Plan-Based Awards in Fiscal Year 2009

The following table shows information regarding grants of plan-based cash and equity awards during the fiscal year ended December 31, 2009 received by the executive officers named in the Summary Compensation Table.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)					All Other Stock Awards: Number of Shares of Stock (#)		Grant Date Fair Value of Stock ($)
		Threshold ($)	Target ($)		Maximum ($)
Dayl W. Pearson	—	—	450,000	(2)		(2)	—		—
Michael I. Wirth	—	30,000	375,000	(2)		(2)	—		—
E.A. Kratzman	08/05/09	—	—		—		84,889	(3)	500,000	(4)
	—	—	650,000	(5)	1,000,000	(5)	—		—
R. Jon Corless	—	—	250,000	(2)		(2)	—		—
John M. Stack	—	—	175,000	(2)		(2)	—		—

(1)	The actual bonus awards earned with respect to 2009 and paid out in 2010 are reported under “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table above. Messrs. Kratzman and Stack receive their annual performance-based bonus from Katonah Debt Advisors, and Messrs. Pearson, Wirth and Corless receive their annual performance-based bonus allocated between Kohlberg Capital and Katonah Debt Advisors.

(2)	New minimum “target” amounts for Messrs. Pearson, Wirth, Corless and Stack were determined in 2009. Final bonus awards (which could potentially exceed the minimum target) are determined by the Compensation Committee of the Board of Directors and are based on individual performance and that of the Company against goals established annually by the Board.
(3)	Awards of restricted stock granted under the Amended and Restated 2006 Equity Incentive Plan. In accordance with the terms of his employment agreement with the Company, the shares of restricted stock granted to Mr. Kratzman will vest in two equal installments on each of the third and fourth anniversaries of August 5, 2009, the grant date. Pursuant to the employment agreement, Mr. Kratzman is entitled to receive an annual grant of shares of the Company’s restricted common stock having a value of $500,000. There are no additional criteria (performance-based or otherwise) that would have to be met as a condition to vesting.
(4)	Represents the grant date fair value of the shares of restricted stock in accordance with ASC 718. Grant date fair value of the shares of restricted stock is based on the closing price of the Company’s common stock on the date of grant.
(5)	In addition to his base salary and annual bonus, Mr. Kratzman is entitled to receive up to three special bonuses of $150,000 each upon the receipt by Katonah Debt Advisors of all of the deferred subordinated fees from Katonah VII, VII and IX CLO Funds, respectively, each such special bonus to be paid as soon as practicable following the receipt of the applicable deferred fees. Mr. Kratzman must remain continuously employed by Katonah Debt Advisors through the date of the receipt of the applicable deferred fees to receive each special bonus.

The terms of compensation of each executive officer named in the Summary Compensation table are derived from employment agreements, as well as from annual performance reviews conducted by the Compensation Committee, in the case of Mr. Pearson, and by Mr. Pearson, in the case of the other executive officers named in the Summary Compensation Table. See “— Compensation Discussion and Analysis —  Compensation Components — Annual Bonus” above for additional information. Annual base salary increases, annual stock option awards and cash bonuses, if any, for Mr. Pearson are determined by the Compensation Committee. Mr. Pearson recommends annual base salary increases, annual stock option awards and cash bonuses, if any, for the other executive officers named in the Summary Compensation Table, which are reviewed and approved by the Compensation Committee.

Employment Agreements

The Company has entered into employment agreements with Messrs. Pearson, Wirth, Corless, Kratzman and Stack. Each of Messrs. Pearson, Wirth and Corless receives his salary, bonus, stock awards and benefits pursuant to their employment agreements with the Company. Messrs. Kratzman and Stack receive their salary, bonus and benefits pursuant to employment agreements with Katonah Debt Advisors. In addition, Mr. Kratzman receives any grants of restricted stock pursuant to his employment agreement with the Company.

Employment Agreements with Dayl W. Pearson, Michael I. Wirth and R. Jon Corless

As amended on August 5, 2009, each of the employment agreements with Messrs. Pearson, Wirth and Corless provides for an initial term ending on December 31, 2010 (subject to automatic one-year renewals thereafter as provided in their previous agreements) unless either party provides prior written notice (not later than 30 days prior to the expiration of the term) of his or its decision not to extend the term of the employment agreement. Under their respective employment agreements, Messrs. Pearson, Wirth and Corless are entitled to receive an annual base salary of $400,000, $325,000 and $250,000, respectively, which reflects their 2008 base salaries, and will be eligible to earn annual performance-based cash bonuses of no less than $450,000, 375,000 and $200,000, respectively, which reflects minimum target bonus amounts not in excess of those in effect for 2008, to be paid, in each case, on or about January 31 of the succeeding calendar year. As amended, the employment agreements provide that if the executive’s employment is terminated by the Company without cause or by the executive for good reason (each as defined in the applicable employment agreement) or as a result of death or disability, the executive (or his designated beneficiary or estate) will be entitled to receive (i) his base salary and contributions toward health insurance premiums for the remaining term of the agreement (or, if greater, six months after such termination); provided, that if the remaining term of the agreement exceeds six months, the Company may elect to cease continuation of base salary and contributions toward health insurance premiums at any point following the six-month anniversary of such termination so long as the Company releases the executive from his remaining non-competition and non-solicitation obligations as of such date; (ii) any base salary earned but not paid through the date of termination; (iii) vacation time accrued but not used to that date; and (iv) any bonus compensation to which the executive is entitled in respect of the year of termination, prorated to the date of termination, all on the condition that the executive sign a release of claims. In addition to the benefits described above, the executive will be entitled to a further six months of base salary and contributions toward health insurance premiums (i.e. , for a total of one year) if he is terminated by the Company within 90 days following a change in control involving the Company (defined to include the acquisition by any person (or group) of the beneficial ownership of 33% or more of the then outstanding shares of the Company’s common stock or the voting power of the Company’s then outstanding voting securities; the failure of the incumbent board of directors (or successors designated thereby) to constitute a majority of the Company’s board of directors; the approval by shareholders of a merger, consolidation or other reorganization transaction in which the Company’s shareholders do not, at closing, own more than 50% of the combined voting power of the surviving entity; and a liquidation or dissolution of the Company or a sale of all or substantially all of its assets).

Employment Agreements with E.A. Kratzman

As amended on August 5, 2009, Mr. Kratzman’s employment agreement with Katonah Debt Advisors provides for an initial term ending on December 31, 2011 (subject to automatic one-year renewals thereafter as previously provided unless terminated in writing by either party prior to the expiration of the term). In addition to his base salary and annual bonus, Mr. Kratzman is entitled to receive up to three special bonuses of $150,000 each upon the receipt by Katonah Debt Advisors of all of the deferred subordinated fees from Katonah VII, VII and IX CLO Funds, respectively, each such special bonus to be paid as soon as practicable following the receipt of the applicable deferred fees. Mr. Kratzman must remain continuously employed by Katonah Debt Advisors through the date of the receipt of the applicable deferred fees to receive each special bonus. As amended, the employment agreement provides that if Mr. Kratzman’s employment is terminated by Katonah Debt Advisors without cause, by him for good reason (each as defined in the employment agreement) or as a result of death or disability, he (or his designated beneficiary or estate) will be entitled to receive (i) his base salary and contributions toward health insurance premiums for the remaining term of the agreement; provided, that if the remaining term of the agreement exceeds one year, Katonah Debt Advisors may elect to cease continuation of base salary and contributions toward health insurance premiums at any point following the one-year anniversary of such termination so long as Katonah Debt Advisors releases Mr. Kratzman from his remaining non-competition and non-solicitation obligations as of such date; (ii) any base salary earned but not paid through the date of termination; (iii) vacation time accrued but not used to that date; and (iv) any bonus compensation to which Mr. Kratzman is entitled in respect of the year of termination, prorated to the date of termination (but in all cases based on an annual amount of no less than $650,000), all on the condition that he sign a release of claims. In addition to the benefits described above, Mr. Kratzman will be entitled to an extra six months of his base salary and contributions toward health insurance premiums (i.e., for a total of 18 months) if he is terminated by Katonah Debt Advisors within 90 days following a change in control involving the Company (defined to include the acquisition by any person (or group) of the beneficial ownership of 33% or more of the then outstanding shares of the Company’s common stock or the voting power of the Company’s then outstanding voting securities; the failure of the incumbent board of directors (or successors designated thereby) to constitute a majority of the Company’s board of directors; the approval by shareholders of a merger, consolidation or other reorganization transaction in which the Company’s shareholders do not, at closing, own more than 50% of the combined voting power of the surviving entity; and a liquidation or dissolution of the Company or a sale of all or substantially all of its assets).

As amended effective January 1, 2008, Mr. Kratzman’s agreement with Kohlberg Capital provides for an indefinite term ending upon Mr. Kratzman’s resignation, death or removal with or without cause. Pursuant to his employment agreement with the Company, Mr. Kratzman is entitled to receive an annual grant of shares of the Company’s restricted common stock having a value of $500,000. Such restricted shares vest 50% on the third anniversary of the grant date and 50% on the fourth anniversary of the grant date and are subject to the terms set out in a restricted stock award agreement between Mr. Kratzman and the Company. The agreement also contains provisions regarding non-competition covenants.

Employment Agreement with John M. Stack

As amended on December 14, 2009, Mr. Stack’s employment agreement with Katonah Debt Advisors provides for Mr. Stack to be employed as a managing director of Katonah Debt Advisors and a vice president of the Company. The agreement provides for an indefinite term ending upon Mr. Stack’s resignation, death or removal with or without cause. Mr. Stack’s annual base salary is $225,000 and he is entitled to a target annual performance-based bonus from Katonah Debt Advisors of $175,000. The employment agreement provides that if Mr. Stack’s employment is terminated by Katonah Debt Advisors without cause or as a result of death or disability, he (or his designated beneficiary or estate) will be entitled to receive (i) his base salary and contributions toward health insurance premiums; provided, that Katonah Debt Advisors may elect to cease continuation of base salary and contributions toward health insurance premiums at any point six months (or one year if Mr. Stack is terminated within 90 days of the completion of a change of control) after such termination; (ii) any base salary earned but not paid through the date of termination; (iii) vacation time accrued but not used to that date; and (iv) any bonus compensation to which Mr. Stack is entitled in respect of the year of termination, prorated to the date of termination, all on the condition that he sign a release of claims. His employment agreement also contains non-competition covenants and provisions governing termination, death and disability.

Outstanding Equity Awards at 2009 Fiscal Year-End

The following table shows unvested stock awards outstanding on December 31, 2009, the last day of the Company’s fiscal year, held by each of the executive officers named in the Summary Compensation Table. There were no stock options awards held by any of the executive officers named in the Summary Compensation Table outstanding on December 31, 2009.

Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units That Have Not Vested ($)(2)
Dayl W. Pearson	75,104	342,474
Michael I. Wirth	36,708	167,388
E.A. Kratzman	141,660	645,970
R. Jon Corless	13,333	60,798
John M. Stack	6,667	30,402

(1)	The remaining unvested shares of restricted stock granted to Mr. Pearson will vest, with respect to 41,771 shares, in two equal installments on each of the third and fourth anniversaries of July 1, 2008, the grant date, and, with respect to 33,333 shares, in two equal installments on each of the second and third anniversaries of such grant date. The remaining unvested shares of restricted stock granted to Mr. Wirth will vest, with respect to 16,708 shares, in two equal installments on each of the third and fourth anniversaries of July 1, 2008, the grant date, and, with respect to 20,000 shares, in two equal installments on each of the second and third anniversaries of such grant date. The remaining unvested shares of restricted stock granted to Mr. Kratzman will vest, with respect to 41,771 shares, in two equal installments on each of the third and fourth anniversaries of July 1, 2008, the grant date; with respect to 15,000 shares, in full on the second anniversary of such grant date; and, with respect to 84,889 shares, in two equal installments on each of the third and fourth anniversaries of August 5, 2009, the grant date. The remaining unvested shares of restricted stock granted to Messrs. Corless and Stack will vest in two equal installments on each of the second and third anniversaries of July 1, 2008, the grant date.
(2)	Computed by multiplying the number of unvested outstanding shares of restricted stock by $4.56, the closing market price of Kohlberg Capital’s common stock on December 31, 2009, the end of the last completed fiscal year.

Option Exercises and Stock Vested in Fiscal Year 2009

The executive officers named in the Summary Compensation Table did not hold or exercise any stock options during the fiscal year ended December 31, 2009. The shares of restricted stock held by the executive officers named in the Summary Compensation Table that became vested in the fiscal year ended December 31, 2009 are set forth in the table below.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Dayl W. Pearson	16,667	111,836
Michael I. Wirth	10,000	67,100
E.A. Kratzman	15,000	100,650
R. Jon Corless	6,667	44,736
John M. Stack	3,333	22,364

(1)	Represents shares of restricted stock that became vested on July 1, 2009.
(2)	Computed by multiplying the number of shares of restricted stock that vested by $6.71, the closing market price of Kohlberg Capital’s common stock on July 1, 2009, the vesting date.

Pension Benefits

The Company does not have any benefit plans, other than qualified defined contribution plans or nonqualified defined contribution plans.

Nonqualified Deferred Compensation

The Company does not have any defined contribution or other plans that provide for the deferral of compensation on a basis that is not tax-qualified.

Potential Payments Upon Termination or Change of Control

Termination of Employment and Change of Control Arrangements

Change of Control Arrangements in the Company’s Amended and Restated 2006 Equity Incentive Plan

Under the Amended and Restated 2006 Equity Incentive Plan, in the event of a Covered Transaction (as defined below), all outstanding, unexercised options, restricted stock awards and other stock-based awards granted under the Amended and Restated 2006 Equity Incentive Plan will terminate and cease to be exercisable, and all other awards to the extent not fully vested (including awards subject to conditions not yet satisfied or determined) will be forfeited, provided that the Board may in its sole discretion on or prior to the effective date of the Covered Transaction take any (or any combination of) the following actions, as to some or all outstanding awards:

•	make any outstanding option exercisable in full;
•	remove any performance or other conditions or restrictions on any award;
•	in the event of a Covered Transaction under the terms of which holders of the shares of the Company will receive upon consummation thereof a payment for each such share surrendered in the Covered Transaction (whether cash, non-cash or a combination of the foregoing), make or provide for a payment (with respect to some or all of the awards) to the participant equal in the case of each affected award to the difference between (A) the fair market value of a share of common stock times the numbers of shares subject to such outstanding award (to the extent then exercisable at prices not in excess of the fair market value) and (B) the aggregate exercise price of all shares subject to such outstanding award, in each case on such payment terms (which need not be the same as the terms of payment to holders of shares) and other terms, and subject to such conditions, as the Board determines; and

•	with respect to an outstanding award held by a participant who, following the Covered Transaction, will be employed by or otherwise providing services to an entity which is a surviving or acquiring entity in the Covered Transaction or any affiliate of such an entity, at or prior to the effective time of the Covered Transaction, in its sole discretion and in lieu of the action described in the three preceding bullets, arrange to have such surviving or acquiring entity or affiliate assume any award held by such participant outstanding hereunder or grant a replacement award which, in the judgment of the Board is substantially equivalent to any award being replaced.

Under the Amended and Restated 2006 Equity Incentive Plan, a “Covered Transaction” is a (i) sale of shares of the Company’s common stock, consolidation, merger, or similar transaction or series of related transactions in which Kohlberg Capital is not the surviving corporation or which results in the acquisition of all or substantially all of the Company’s then outstanding shares of common stock by a single person or entity or by a group of persons and/or entities acting in concert; (ii) a sale or transfer of all or substantially all of the Company’s assets; or (iii) a dissolution or liquidation of the Company. Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Board), the Covered Transaction shall be deemed to have occurred upon consummation of the tender offer.

Termination of Employment Provisions in the Company’s Amended and Restated 2006 Equity Incentive Plan

Unless the Board expressly provides otherwise, immediately upon the cessation of employment or services of a participant in the Amended and Restated 2006 Equity Incentive Plan, all awards to the extent not already vested terminate and all awards requiring exercise cease to be exercisable and terminate, except that:

•	When a participant’s employment or services are ceased for Cause (as defined below), all options, vested and unvested, immediately terminate;
•	For vested options held by a participant immediately prior to his or her death, to the extent then exercisable, the options remain exercisable for the lesser of a period of 180 days following the participant’s death or the period ending on the latest date on which those options could have been exercised had there been no cessation of employment or services; and
•	In all other cases, all vested options held by the participant immediately prior to the cessation of his or her employment, to the extent then exercisable, remain exercisable for the lesser of a period of 90 days or the period ending on the latest date on which that option could have been exercised had there been no cessation of employment or services.

Under the Amended and Restated 2006 Equity Incentive Plan, “Cause” has the same meaning as provided in the employment agreement between the participant and the Company or its affiliate, provided that if the participant is not a party to any such agreement, “Cause” means (i) the participant’s chronic alcoholism or drug addiction; (ii) fraud, embezzlement, theft, dishonesty, or any deliberate misappropriation of any material amount of money or other assets or property of the Company or any of its affiliates by the participant; (iii) willful failure to perform, or gross negligence in the performance of, the participant’s duties and responsibilities to the Company and its affiliates; (iv) the participant’s material breach of any agreement between the participant and the Company or its affiliates, except where the breach is caused by incapacity or disability of the participant; (v) a charge, indictment or conviction of, or plea of nolo contendere by, the participant to a felony or other crime involving moral turpitude; (vi) the participant’s material breach of his fiduciary duties as an officer, trustee or director of the Company or any of its affiliates; (vii) the participant’s willful refusal or failure to carry out a lawful and reasonable written directive of the Board or its designee, which failure or refusal does not cease within 15 days after written notice of such failure is given to the participant by the Company; or (viii) the participant’s willful misconduct which has, or could be reasonably expected to have, a material adverse effect upon the business, interests or reputation of the Company or any of its affiliates.

The Board may provide in the case of any award for post-termination exercise provisions different from those set forth above, including, without limitation, terms allowing a later exercise by a former employee (or, in the case of a former employee who is deceased, the person or persons to whom the award is transferred by will or the laws of descent and distribution) as to all or any portion of the award not exercisable immediately prior to termination of employment or other service, but in no case may an award be exercised after the latest date on which it could have been exercised had there been no cessation of employment or services.

Termination of Employment Provisions in Employment Agreements

Each of the executive officers named in the Summary Compensation Table has an employment agreement pursuant to which the Company, in the case of Messrs. Pearson, Wirth and Corless, or Katonah Debt Advisors, in the case of Messrs. Kratzman and Stack, must make payments and provide certain benefits upon termination of employment. If any of the executive officers named in the Summary Compensation Table is terminated other than for cause (as defined below) or terminates their employment for good reason, such officer is entitled to receive (i) his base salary and contributions toward health insurance premiums for the remaining term of the agreement (or, if greater, six months after such termination); provided, that if the remaining term of the agreement exceeds six months (one year in the case of Mr. Kratzman), the Company (or Katonah Debt Advisors in the case of Messrs. Kratzman and Stack) may elect to cease continuation of base salary and contributions toward health insurance premiums at any point following the six-month (one year in the case of Mr. Kratzman) anniversary of such termination so long as the Company (or Katonah Debt Advisors in the case of Messrs. Kratzman and Stack) releases the executive from his remaining non-competition and non-solicitation obligations as of such date; (ii) any base salary earned but not paid through the date of termination; (iii) vacation time accrued but not used to that date; and (iv) any bonus compensation to which the executive is entitled in respect of the year of termination, prorated to the date of termination, all on the condition that the executive sign a release of claims. In addition to the benefits described above, the executive will be entitled to a further six months of base salary and contributions toward health insurance premiums (i.e., for a total of one year or 18 months in the case of Mr. Kratzman) if he is terminated by the Company (or Katonah Debt Advisors in the case of Messrs. Kratzman and Stack) within 90 days following a change in control involving the Company (defined to include the acquisition by any person (or group) of the beneficial ownership of 33% or more of the then outstanding shares of the Company’s common stock or the voting power of the Company’s then outstanding voting securities; the failure of the incumbent board of directors (or successors designated thereby) to constitute a majority of the Company’s board of directors; the approval by shareholders of a merger, consolidation or other reorganization transaction in which the Company’s shareholders do not, at closing, own more than 50% of the combined voting power of the surviving entity; and a liquidation or dissolution of the Company or a sale of all or substantially all of its assets).

In the event of death of any of the executive officers named in the Summary Compensation Table, any amounts owed to the decedent under the applicable employment agreement will be paid to the decedent’s estate or to his designated successor or assigns. In the event of a disability which renders the officer unable to continue to perform substantially all of his duties and responsibilities under his employment agreement, the officer is entitled to continued payment of his base salary and benefits for up to 12 weeks of disability during any period of 365 consecutive calendar days. If the officer is unable to return to work after 12 weeks of disability, the Company, in the case of Messrs. Pearson, Wirth or Corless, or Katonah Debt Advisors, in the case of Messrs. Kratzman or Stack, may terminate his employment.

For purposes of the employment agreements with the executive officers named in the Summary Compensation Table, “cause” means (i) a repeated material failure to perform (other than by reason of disability), or gross negligence in the performance of, duties and responsibilities to the Company or any of its Affiliates which failure is not cured within thirty (30) days after written notice of such failure or negligence is delivered to the employee; (ii) a material breach of this agreement or any other agreement between the employee and the Company or any of its Affiliates which breach is not cured within thirty (30) days after written notice of such breach is delivered to the employee; or (iii) commission by the employee of a felony involving moral turpitude or fraud with respect to the Company or any of its Affiliates.

For purposes of the employment agreements with the executive officers named in the Summary Compensation Table, “Good Reason” means: (i) material diminution in the nature or scope of the employee’s responsibilities, duties or authority; (ii) failure by the Company to pay the minimum Bonus Compensation set forth in any year under the employee’s letter agreement if they have achieved the annual financial target referenced therein; or (iii) being required to relocate to a principal place of employment outside of the New York metropolitan area. In addition, a change in reporting relationships resulting from a Change in Control will constitute Good Reason and a termination of the employee’s employment by the employee for any reason during the 90-day period immediately following a Change in Control shall be deemed to be a termination for Good Reason.

With respect to Messrs. Kratzman and Stack, references to “Company” in the definitions above mean Katonah Debt Advisors.

The following table sets forth estimated payment obligations to each of the executive officers named in the Summary Compensation table, assuming a termination on December 31, 2009.

The information below constitutes forward-looking statements for purposes of the Private Litigation
Securities Reform Act of 1995

Name	Termination by Company Without Cause ($)(1)	Termination by Company for Cause ($)(2)	Change of Control ($)	Voluntary Termination ($)(3)	Disability ($)	Death ($)
Dayl W. Pearson
Severance Payment	400,000	—	850,000	—	400,000	400,000
Base Salary	—	—	—	—	—	—
Accrued and unpaid base salary	—	—	—	—	—	—
Accrued and unpaid bonus	450,000	—	450,000	—	450,000	450,000
Accrued and unused vacation time(4)	0 – 30,769	0 – 30,769	0 – 30,769	0 – 30,769	0 – 30,769	0 – 30,769
Insurance benefits(5)	21,782	—	21,782	—	21,782	21,782
TOTAL:	871,782 – 902,551	0 – 30,769	1,321,782 – 1,352,551	0 – 30,769	871,782 – 902,551	871,782 – 902,551
Michael I. Wirth
Severance Payment	325,000	—	700,000	—	325,000	325,000
Base Salary	—	—	—	—	—	—
Accrued and unpaid base salary	—	—	—	—	—	—
Accrued and unpaid bonus	375,000	—	375,000	—	375,000	375,000
Accrued and unused vacation time(4)	0 – 25,000	0 – 25,000	0 – 25,000	0 – 25,000	0 – 25,000	0 – 25,000
Insurance benefits(5)	21,782	—	21,782	—	21,782	21,782
TOTAL:	721,782 – 746,782	0 – 25,000	1,096,782 – 1,121,782	0 – 25,000	721,782 – 746,782	721,782 – 746,782
E.A. Kratzman
Severance Payment	400,000	—	1,250,000 – 1,600,000	—	400,000	400,000
Base Salary	—	—	—	—	—	—
Accrued and unpaid base salary	—	—	—	—	—	—
Accrued and unpaid bonus	650,000 – 1,000,000	—	650,000 – 1,000,000	—	650,000 – 1,000,000	650,000 – 1,000,000
Accrued and unused vacation time(4)	0 – 30,769	0 – 30,769	0 – 30,769	0 – 30,769	0 – 30,769	0 – 30,769
Insurance benefits(5)	21,782	—	21,782	—	21,782	21,782
TOTAL:	1,071,782 – 1,452,551	0 – 30,769	1,921,782 – 2,652,551	0 – 30,769	1,071,782 – 1,452,551	1,071,782 – 1,452,551
R. Jon Corless
Severance Payment	250,000	—	450,000	—	250,000	250,000
Base Salary	—	—	—	—	—	—
Accrued and unpaid base salary	—	—	—	—	—
Accrued and unpaid bonus	200,000	—	200,000	—	200,000	200,000
Accrued and unused vacation time(4)	0 – 19,231	0 – 19,231	0 – 19,231	0 – 19,231	0 – 19,231	0 – 19,231
Insurance benefits(5)	17,160	—	—	—	7,920	—
TOTAL:	471,782 – 491,013	0 – 19,231	671,782 – 691,013	0 – 19,231	471,782 – 491,013	471,782 – 491,013
John M. Stack
Severance Payment	225,000	—	400,000	—	225,000	225,000
Base Salary	—	—	—	—	—	—
Accrued and unpaid base salary	—	—	—	—	—	—
Accrued and unpaid bonus	175,000	—	175,000	—	175,000	175,000
Accrued and unused vacation time(4)	0 – 17,308	0 – 17,308	0 – 17,308	0 – 17,308	0 – 17,308	0 – 17,308
Insurance benefits(5)	11,718	—	—	—	5,408	—
TOTAL:	421,782 – 439,090	0 – 17,308	596,782 – 614,090	0 – 17,308	421,782 – 439,090	421,782 – 439,090

(1)	Termination without cause or by the employee for good reason in the case of Messrs. Pearson, Wirth and Corless by the Company and, in the case of Messrs. Kratzman and Stack, by Katonah Debt Advisors. This column reflects payments to the employee for base salaries and health insurance premiums for the remaining term of their employment agreements. The Company, in the case of Messrs. Pearson, Wirth or

Corless, or Katonah Debt Advisors, in the case of Mr. Kratzman and Stack, has the option of waiving the non-competition provisions in the applicable employment agreement at any point after six months from the date of termination and discontinuing such payments.
(2)	In the case of Messrs. Kratzman and Stack, by Katonah Debt Advisors.
(3)	Voluntary termination other than for good reason.
(4)	Accrued and unused vacation time is a range of minimum and maximum amounts payable, depending on the amount of vacation time used at the time of termination.
(5)	Insurance benefits are based on the December 2009 monthly payment for health and dental coverage.

Director Compensation in Fiscal Year 2009

The following table sets forth a summary of the compensation earned by the Company’s directors (other than Mr. Pearson, who is also an executive officers named in the Summary Compensation Table and whose compensation is reflected in such table) in 2009:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	All Other Compensation ($)(3)	Total ($)
Independent Directors
Gary Cademartori	45,250	4,400	—	50,438
C. Michael Jacobi	38,000	4,400	—	43,188
Albert G. Pastino	48,750	4,400	—	53,938
C. Turney Stevens	38,500	4,400	—	43,688
Non-Independent Directors(4)
Christopher Lacovara	100,000	—	37,000	137,000
Samuel P. Frieder	—	—	750	750

(1)	As of December 31, 2009, such directors had the following aggregate option awards outstanding. Such directors had no awards of restricted stock outstanding as of that date.

Name	Option Awards Outstanding (#)
Gary Cademartori	2,500
C. Michael Jacobi	2,500
Albert G. Pastino	2,500
C. Turney Stevens	2,500
Christopher Lacovara	—
Samuel P. Frieder	—

The outstanding options awards consist of the unvested portion of the grant of an option to purchase 5,000 shares made to each of the Independent Directors on June 13, 2009. Of such option, 50% vested on the grant date and 50% will vest on the first anniversary of the grant date. The exercise price of such option is $4.93 per share and the option expires on the 10th anniversary of the grant date.

(2)	Amounts reflect the grant date fair value of stock options in accordance with ASC 718. Grant date fair value is based on the Binary Option Pricing Model (American, call option) pricing model for use in valuing stock options. Assumptions used in the calculation of these amounts are shown in Note 11, “Equity Incentive Plan — Stock Options,” to our audited consolidated financial statements included in our 2009 Annual Report on Form 10-K, filed with the SEC on May 28, 2010 (File No. 814-00735).
(3)	Consists of cash dividends on restricted stock received upon conversion of previously granted options. All of the shares of restricted stock held by Messrs. Lacovara and Frieder vested on July 1, 2009 and, accordingly, there were no such shares outstanding as of December 31, 2009.
(4)	Messrs. Lacovara and Frieder are not Independent Directors because they are officers of the Company.

Director Compensation Policy

As compensation for serving on the Board, each of the Independent Directors receives an annual fee of $27,000 (in December 2009, an increase of $2,000 was implemented effective January 1, 2009 for the year 2009 and subsequent years) and an additional $1,500 per Board meeting attended in person and $750 per Board meeting attended telephonically. Employee directors and Non-Independent Directors do not receive compensation for serving on the Board. Independent Directors who serve on Board committees receive cash compensation in addition to the compensation they receive for service on the Board. The chairperson of the Company’s Audit Committee receives an additional $10,000 per year, the chairperson of each other committee of the Board receives an additional $5,000 per year and all committee members receive an additional $500 for each committee meeting they attend. In addition, Mr. Lacovara is entitled to an annual amount of $100,000 as compensation for his duties as Chairman of the Board. The Company also reimburses its directors for their reasonable out-of-pocket expenses incurred in attending meetings of the Board.

Pursuant to the 2008 Non-Employee Director Plan, the Independent Directors may be issued options to purchase our common stock as a portion of their compensation for service on the Board in accordance with the terms of exemptive relief granted by the SEC in April 2008. A description of the 2008 Non-Employee Director Plan is provided under “— Equity Incentive Plans — 2008 Non-Employee Director Plan” below.

Equity Incentive Plans

Amended and Restated 2006 Equity Incentive Plan

The 2006 Equity Incentive Plan was originally approved by the Board of Managers of Kohlberg Capital, LLC on November 27, 2006 and by the members of Kohlberg Capital, LLC on December 11, 2006, prior to the conversion of Kohlberg Capital, LLC into Kohlberg Capital Corporation. Effective June 13, 2008, the 2006 Equity Incentive Plan was amended and restated pursuant to a vote of the Company’s shareholders at the 2008 Annual Shareholder Meeting. Under the Amended and Restated 2006 Equity Incentive Plan, the Company may grant options to acquire shares and, to the extent permitted by exemptive or other relief that may be granted by the SEC or its staff, other share-based awards, including without limitation restricted shares and options to acquire restricted shares. There are 2,000,000 shares of common stock currently reserved for issuance under the Amended and Restated 2006 Equity Incentive Plan. As of May 5, 2010, 302,139 shares of restricted stock were outstanding, 125,333 shares of restricted stock had vested, 1,572,528 shares were available for future grants and no options were outstanding under the Amended and Restated 2006 Equity Incentive Plan.

In accordance with the terms of the Amended and Restated 2006 Equity Incentive Plan, the Board has authorized the Compensation Committee to administer the Amended and Restated 2006 Equity Incentive Plan, but has retained the authority to make grants. In accordance with the provisions of the Amended and Restated 2006 Equity Incentive Plan, the Compensation Committee will determine the terms of options and other awards, including:

•	the determination of which employees will be granted options, restricted stock and other awards;
•	the number of shares subject to options, shares of restricted stock and other awards;
•	the exercise price of each option, which may not be less than fair market value (or, if no fair market value exists at the time of issuance, the current net asset value) of the shares subject to the award on the date of grant;
•	the schedule upon which options become exercisable or upon which a restricted stock award vests (including any performance criteria applicable to restricted stock awards);
•	the termination or cancellation provisions applicable to options and restricted stock awards;
•	the terms and conditions of other awards, including conditions for repurchase, termination or cancellation, issue price and repurchase price; and
•	all other terms and conditions upon which each award may be granted in accordance with the Amended and Restated 2006 Equity Incentive Plan.

No participant may receive awards of options for over 1,000,000 shares of common stock or over 500,000 shares of restricted stock in any fiscal year. The aggregate number of shares of restricted stock that may be issued under the Amended and Restated 2006 Equity Incentive Plan may not exceed 10% of the outstanding shares on June 13, 2008, the effective date of the Amended and Restated 2006 Equity Incentive Plan, plus 10% of the number of shares issued or delivered by the Company (other than pursuant to compensation plans) during the term of the Amended and Restated 2006 Equity Incentive Plan. No one person may be granted more than 25% of the shares of restricted stock reserved for issuance under the Amended and Restated 2006 Equity Incentive Plan. In addition, the amount of voting securities that would result from the exercise of all of the Company’s outstanding warrants, options and rights, together with any restricted stock issued by the Company, at the time of issuance may not exceed 25% of the outstanding voting securities of the Company, except that if the amount of voting securities that would result from the exercise of all the Company’s outstanding warrants, options and rights issued to the Company’s directors, officers and employees, together with any restricted stock issued by the Company, would exceed 15% of the outstanding voting securities of the Company, the total amount of voting securities that would result from the exercise of all outstanding warrants, options and rights, together with any restricted stock issued by the Company, at the time of issuance may not exceed 20% of the outstanding voting securities of the Company.

The Board or any committee to which the Board delegates authority may, with the consent of any adversely affected Amended and Restated 2006 Equity Incentive Plan participants and to the extent permitted by law, reprice or otherwise amend outstanding awards consistent with the terms of the Amended and Restated 2006 Equity Incentive Plan. No share may be repriced other than in accordance with the 1940 Act and the applicable shareholder approval requirements of The Nasdaq Global Select Market.

In the case of a stock dividend, stock split, recapitalization or other similar change, the number and kind of shares subject to options, shares of restricted stock and other stock-based awards then outstanding or subsequently granted under the Amended and Restated 2006 Equity Incentive Plan, the exercise price of such awards, the maximum number of shares that may be delivered under the Amended and Restated 2006 Equity Incentive Plan, and other relevant provisions shall be appropriately adjusted by the Board. The Board may also adjust the number of shares subject to outstanding awards, the exercise price of outstanding awards, and the terms of outstanding awards to take into consideration material changes in accounting practices or principles, extraordinary dividends, consolidations or mergers, acquisitions or dispositions of securities or property (with the exception of those that qualify as “Covered Transaction,” in which case the Board may take any one or more of the actions described above under “— Potential Payments Upon Termination or Change of Control — Termination of Employment and Change of Control Arrangements — Change of Control Arrangements in the Company’s Amended and Restated 2006 Equity Incentive Plan”), or any other event if it is determined by the Board that such adjustment is appropriate to avoid distortion in the operation of the Amended and Restated 2006 Equity Incentive Plan. However, the exercise price of options granted under the Amended and Restated 2006 Equity Incentive Plan will not be adjusted unless the Company receives an exemptive order from the SEC or written confirmation from the SEC staff that the Company may do so.

2008 Non-Employee Director Plan

Effective June 13, 2008, the 2008 Non-Employee Director Plan was adopted by the Board and was approved by a vote of the Company’s shareholders at the 2008 Annual Shareholder Meeting. Under the 2008 Non-Employee Director Plan, the Company may grant options to acquire shares of the Company’s common stock. There are 75,000 shares of common stock currently reserved for issuance under the 2008 Non-Employee Director Plan. As of May 5, 2010, 40,000 shares were subject to outstanding options and options to acquire 35,000 shares were available for future grants under the 2008 Non-Employee Director Plan.

Under the 2008 Non-Employee Director Plan, the Company’s non-employee directors automatically receive options to purchase 5,000 shares of common stock on the date of each annual meeting of shareholders during the term of the plan. The options immediately vest as to one-half of the option grant and as to the remaining one-half of the option grant on the earlier of (i) the first anniversary of such grant, or (ii) the date immediately preceding the next annual meeting of shareholders, so that vesting for one hundred percent (100%) of the option grant occur one year after the date of grant so long as the non-employee director remains in service on such date. In addition, a non-employee director who is appointed to serve on the Board outside of the annual election cycle shall automatically be granted a pro rata portion of the option grant on the date of such appointment to the Board (i.e., such non-employee director will receive a grant of options for a number of shares equal to the product of (x) the number of full months remaining until the next annual meeting of shareholders divided by twelve and (y) 5,000). One-half of such pro rata grant vests immediately and the remaining one-half of such pro rata grant vests on the earlier of (i) the first anniversary of the preceding annual meeting of shareholders, or (ii) the date immediately preceding the next annual meeting of shareholders. The exercise price of an option may not be less than the current market value of, or if no such market value exists, the current net asset value of, the shares as determined in good faith by the Board on the date of grant.

In accordance with the terms of the 2008 Non-Employee Director Plan, the Board has authorized the Compensation Committee to administer the 2008 Non-Employee Director Plan, but has retained the authority to make grants. In accordance with the provisions of the 2008 Non-Employee Director Plan, the Compensation Committee will determine the terms of option awards, including:

•	the determination of which directors will be granted options, restricted stock and other awards;
•	the number of shares subject to options;
•	the exercise price of each option, which may not be less than fair market value (or, if no fair market value exists at the time of issuance, the current net asset value) of the shares subject to the award on the date of grant;
•	the schedule upon which options become exercisable;
•	the termination or cancellation provisions applicable to options; and
•	all other terms and conditions upon which each option award may be granted in accordance with the 2008 Non-Employee Director Plan.

Unless the Board expressly provides otherwise, immediately upon the cessation of the director’s service, all options to the extent not already vested terminate and all awards requiring exercise cease to be exercisable and terminate, except that:

•	When the director’s services are ceased for Cause (as defined below), all options, vested and unvested, immediately terminate;
•	For vested options held by the director immediately prior to his or her death, to the extent then exercisable, the options remain exercisable for the lesser of a period of 180 days following the director’s death or the period ending on the latest date on which those options could have been exercised had there been no cessation of services; and
•	In all other cases, all vested options held by the director immediately prior to the cessation of his or her services, to the extent then exercisable, remain exercisable for the lesser of a period of 90 days or the period ending on the latest date on which that option could have been exercised had there been no cessation of services.

Under the 2008 Non-Employee Director Plan, “Cause” means (i) commission of a felony or of a crime involving moral turpitude, (ii) gross dereliction of duty or (iii) any breach of duty that is materially injurious to the business or reputation of the Company.

The Board may provide in the case of any option award for post-termination exercise provisions different from those set forth above, including, without limitation, terms allowing a later exercise by a former director (or, in the case of a former director who is deceased, the person or persons to whom the award is transferred by will or the laws of descent and distribution) as to all or any portion of the option award not exercisable immediately prior to termination of service, but in no case may an award be exercised after the latest date on which it could have been exercised had there been no cessation of services.

The 2008 Non-Employee Director Plan has provisions relating to repricing or other amendments of outstanding awards, stock dividends, stock splits, recapitalizations or other similar changes, and “Covered Transactions” analogous to those described under “— Amended and Restated 2006 Equity Incentive Plan” above.

Equity Compensation Plan Information

During the year ended December 31, 2009, the Company did not grant any options to purchase shares of common stock under the Amended and Restated 2006 Equity Incentive Plan to its employees, but granted options to purchase 20,000 shares of common stock under the 2008 Non-Employee Director Plan to its Independent Directors, with an exercise price per share of $ $4.93, a 10-year exercise period, a risk-free rate of 4.3% and a volatility rate of 41%. Of such options, 50% vested on the grant date and 50% will vest on the first anniversary of the grant date.

During the year ended December 31, 2009, the Company did not grant any options to purchase shares of common stock and no options were outstanding during the year under the Amended and Restated 2006 Equity Incentive Plan. As of December 31, 2009, options to purchase a total of 40,000 shares (of which 30,000 shares were subject to exercisable options) were outstanding under the 2008 Non-Employee Director Plan and 302,139 shares of restricted stock were unvested and outstanding under the Amended and Restated 2006 Equity Incentive Plan. The options have an estimated remaining contractual life of two years and four months.

During the year ended December 31, 2009, the weighted average grant date fair value per share for options granted during the period was $0.90 and no options were forfeited during the period.

The following table summarizes certain information regarding the Amended and Restated 2006 Equity Incentive Plan and the 2008 Non-Employee Director Plan as of December 31, 2009:

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity Compensation Plans Approved by Security Holders(1)	40,000	$8.45	1,607,528	(2)(3)
Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total	40,000	8.45	1,607,528

(1)	The Company’s Amended and Restated 2006 Equity Incentive Plan and 2008 Non-Employee Director Plan.
(2)	Subject to the following additional limitations: The aggregate number of shares of restricted stock that may be issued under the Amended and Restated 2006 Equity Incentive Plan may not exceed 10% of the outstanding shares on June 13, 2008, the effective date of the Amended and Restated 2006 Equity Incentive Plan, plus 10% of the number of shares issued or delivered by the Company (other than pursuant to compensation plans) during the term of the Amended and Restated 2006 Equity Incentive Plan. No one person may be granted more than 25% of the shares of restricted stock reserved for issuance under the Amended and Restated 2006 Equity Incentive Plan. In addition, the amount of voting securities that would result from the exercise of all of the Company’s outstanding warrants, options and rights, together with any restricted stock issued by the Company, at the time of issuance may not exceed 25% of the outstanding voting securities of the Company, except that if the amount of voting securities that would result from the exercise of all the Company’s outstanding warrants, options and rights issued to the Company’s directors, officers and employees, together with any restricted stock issued by the Company, would exceed 15% of the outstanding voting securities of the Company, the total amount of voting securities that would result from the exercise of all outstanding warrants, options and rights, together with any restricted stock issued by the Company, at the time of issuance may not exceed 20% of the outstanding voting securities of the Company.
(3)	The 1,572,528 shares issuable under the Company’s Amended and Restated 2006 Equity Incentive Plan may be issued in the form of options, restricted stock or other stock-based awards. The 35,000 shares issuable under the Company’s 2008 Non-Employee Director Plan may be issued in the form of options.

CONTROL PERSONS AND PRINCIPAL STOCKHOLDERS

No person is deemed to control Kohlberg Capital, as such term is defined in the 1940 Act.

The following table sets forth, as of May 5, 2010, information with respect to the beneficial ownership of the Company’s common stock by:

•	each person known to the Company to beneficially own more than 5% of the outstanding shares of the Company’s common stock;
•	each of the Company’s directors and each named executive officer; and
•	all of the Company’s directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Common stock subject to options that are currently exercisable or exercisable within 60 days of May 5, 2010 are deemed to be outstanding and beneficially owned by the person holding such options. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Percentage of beneficial ownership is based on 22,549,235 shares of common stock outstanding at May 5, 2010.

Unless otherwise indicated, to Kohlberg Capital’s knowledge, each stockholder listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder, except to the extent authority is shared by spouses under applicable law, and maintains an address of c/o Kohlberg Capital Corporation, 295 Madison Avenue, 6th Floor, New York, New York 10017.

Name and Address	Number of Shares	Percentage of Class	Dollar Range of Equity Securities(1)
Principal Stockholders:
Franklin Resources, Inc.(2) One Franklin Parkway, San Mateo, California 94403-1906	1,323,631	5.9%
T. Rowe Price Associates, Inc.(3) 100 E. Pratt Street, Baltimore, Maryland 21202	1,561,151	6.9%
James A. Kohlberg(4) c/o Kohlberg & Co., L.L.C. 258 High Street, Suite 100 Palo Alto, CA 94301	2,080,427	9.2%
Directors and Executive Officers:
Independent Directors
C. Michael Jacobi(6)	24,167	*	>$100,000
Albert G. Pastino(6)	13,272	*	$50,001 – $100,000
C. Turney Stevens(6)	11,500	*	$50,001 – $100,000
Gary Cademartori(6)	12,413	*	$50,001 – $100,000
Non-Independent Directors(7)
Christopher Lacovara(8)	577,134	2.6%	>$100,000
Dayl W. Pearson(9)	99,919	*	>$100,000
Samuel P. Frieder(8)(9)	493,134	2.2%	>$100,000
Executive Officers
E.A. Kratzman(9)(10)	186,250	*	>$100,000
Michael I. Wirth(9)(11)	61,684	*	>$100,000
R. Jon Corless(9)	40,664	*	>$100,000
John M. Stack(9)	12,135	*	$50,001 – $100,000
Directors and Executive Officers as a Group (11 persons)	1,532,272	6.8%	>$100,000

*	Less than 1%.

(1)	Based on the closing price of the Company’s common stock on May 5, 2010.
(2)	The information regarding Franklin Resources, Inc. is based solely on information included in Amendment No. 2 to Schedule 13G filed by Franklin Resources, Inc. with the SEC on January 27, 2010. Franklin Resources, Inc. reported that each of Charles B. Johnson and Rupert H. Johnson, Jr. owns in excess of 10% of its outstanding common stock and that Franklin Advisory Services, LLC and Franklin Templeton Portfolio Advisors, Inc. have the sole power to vote or to direct the vote of, and the sole power to dispose or to direct the disposition of, 653,665 and 669,966 shares of our common stock, respectively.
(3)	The information regarding T. Rowe Price Associates, Inc. is based solely on information included in Amendment No. 3 to Schedule 13G filed by T. Rowe Price Associates, Inc. with the SEC on February 12, 2010. T. Rowe Price Associates, Inc. indicated that it has sole dispositive power as to 1,561,151 shares of our common stock and has sole voting power as to 895,984 of those shares.
(4)	Includes 1,258,000 shares of common stock held by the KKAT Entities as follows: 300,000 shares of common stock held by KKAT Acquisition Company III, LLC, 210,000 shares of common stock held by KKAT Acquisition Company IV, LLC, 221,333 shares of common stock held by KKAT Acquisition Company V, LLC, 300,000 shares of common stock held by KKAT Acquisition Company VII, LLC and 226,667 shares of common stock held by KKAT Acquisition Company VIII, LLC, as to which Mr. Kohlberg has both voting and dispositive power. Mr. Kohlberg disclaims beneficial ownership of the shares held by KKAT Acquisition Company III, LLC, KKAT Acquisition Company IV, LLC, KKAT Acquisition Company V, LLC, KKAT Acquisition Company VII, LLC and KKAT Acquisition Company VIII, LLC (collectively, the “KKAT Entities”), except to the extent of his pecuniary interest therein. Excludes shares of our common stock owned by KAT Associates, LLC. Mr. Kohlberg is a beneficiary under certain trusts that are members of KAT Associates, LLC and, as such, may have a pecuniary interest in a portion of such shares.
(5)	The information regarding Cyrus Capital Partners, L.P. and affiliates is based solely on information included in Schedule 13D filed by them with the SEC on May 4, 2010, which indicated that each of Cyrus Capital Partners, L.P., Cyrus Opportunities Master Fund II, Ltd., CRS Fund, Ltd., Crescent 1, L.P., Cyrus Capital Advisors, L.L.C., Cyrus Select Opportunities Master Fund, Ltd., Cyrus Capital Partners GP, L.L.C. and Stephen C. Freidheim has sole voting and dispositive power as to all of such shares.
(6)	Includes 2,500 shares of common stock issuable pursuant to options granted under the 2008 Non-Employee Director Plan that are exercisable within 60 days of April 30, 2010 to each of Messrs. Jacobi, Pastino, Stevens and Cademartori.
(7)	Messrs. Lacovara, Pearson and Frieder are not Independent Directors because they are officers of the Company.
(8)	Excludes shares of common stock held by the KKAT Entities. Messrs. Lacovara and Frieder are members of the KKAT Entities and therefore may have a pecuniary interest in certain of the shares held by the KKAT Entities. Messrs. Lacovara and Frieder disclaim beneficial ownership of the shares held by the KKAT Entities except to the extent of their respective pecuniary interests therein.
(9)	Includes 75,104, 141,660, 36,708, 13,333 and 6,667 remaining unvested shares of restricted stock granted under the Amended and Restated 2006 Equity Incentive Plan to Messrs. Pearson, Kratzman, Wirth, Corless and Stack, respectively. The remaining unvested shares of restricted stock granted to Mr. Pearson will vest, with respect to 41,771 shares, in two equal installments on each of the third and fourth anniversaries of July 1, 2008, the grant date, and, with respect to 33,000 shares, in two equal installments on each of the second and third anniversaries of such grant date. The remaining unvested shares of restricted stock granted to Mr. Kratzman will vest, with respect to 41,771 shares, in two equal installments on each of the third and fourth anniversaries of July 1, 2008, the grant date; with respect to 15,000 shares, in full on the second anniversary of such grant date; and, with respect to 84,889 shares, in two equal installments on each of the third and fourth anniversaries of August 5, 2009, the grant date. The remaining unvested shares of restricted stock granted to Mr. Wirth will vest, with respect to 16,708 shares, in two equal installments on each of the third and fourth anniversaries of July 1, 2008, the grant date, and, with respect to 20,000 shares, in two equal installments on each of the second and third anniversaries of such grant date. The remaining unvested shares of restricted stock granted to Messrs. Corless and Stack will vest in two equal installments on each of the second and third anniversaries of July 1, 2008, the grant date.

(10)	Includes 2,099 shares of common stock held by Mr. Kratzman’s children, who are minors and share the same household with Mr. Kratzman. Also includes 2,490 shares of common stock held by the E.A. Kratzman Marital Trust, of which Mr. Kratzman is trustee and a beneficiary.
(11)	Includes 406 shares of common stock held by Mr. Wirth, as custodian for his son and daughter under the UGMA, and 1,491 shares of common stock held by Mr. Wirth’s wife, for which Mr. Wirth disclaims beneficial ownership.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who own more than 10% of Kohlberg Capital’s common stock to file initial reports of ownership and reports of changes in ownership of Kohlberg Capital’s common stock with the SEC and, to the extent such reports are not filed through the SEC’s EDGAR system, The Nasdaq Global Select Market. The Company assists its directors and executive officers in completing and filing those reports. Kohlberg Capital is required to disclose in its annual report on Form 10-K and its proxy statement any failure to file these reports by the required due dates. The Company believes that all filing requirements applicable to its directors and executive officers and shareholders who own more than 10% of its common stock were complied with during the last completed year, with the exception of the late reportings on behalf of each of Messrs. Jacobi, Pastino, Stevens and Cademartori of stock option grants on June 13, 2009, which resulted from an administrative oversight. On February 12, 2010, a report on Form 5 was filed on behalf of each of Messrs. Jacobi, Pastino, Stevens and Cademartori to report these grants. In making the above statements, the Company has relied upon the written representations of its directors and Section 16 officers.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2009, none of the Company’s executive officers served on the board of directors (or a compensation committee thereof or other board committee performing equivalent functions) of any entities that had one or more executive officers serve on the Compensation Committee of the Board or the Board. No current or past executive officers or employees of the Company or its subsidiaries serve on the Compensation Committee of the Board. During 2009, the following directors served on the Compensation Committee of the Company’s Board: Gary Cademartori (Chair) and C. Turney Stevens.

NARRATIVE DISCLOSURE OF KOHLBERG CAPITAL’S COMPENSATION POLICIES AND
PRACTICES AS THEY RELATE TO RISK MANAGEMENT

In accordance with the applicable disclosure requirements, to the extent that risks may arise from the Company’s compensation policies and practices that are reasonably likely to have a material adverse effect on the Company, the Company is required to discuss those policies and practices for compensating the employees of the Company (including employees that are not executive officers named in the Summary Compensation Table) as they relate to the Company’s risk management practices and the possibility of incentivizing risk-taking.

The Compensation Committee has evaluated the policies and practices of compensating the Company’s employees in light of the relevant factors, including the following:

•	the financial performance targets of the Company’s annual cash incentive program are the budgeted objectives that are reviewed and approved by the Board and/or the Compensation Committee;
•	bonus payouts are not based solely on corporate performance, but also require achievement of individual performance objectives;
•	bonus awards generally are not contractual entitlements, but are reviewed by the Compensation Committee and/or the Board and can be modified at their discretion;
•	the financial opportunity in the Company’s long-term incentive program is best realized through long-term appreciation of the Company’s stock price, which mitigates excessive short-term risk-taking; and
•	the allocation of compensation between cash and equity awards and the focus on stock-based compensation, including options and restricted stock awards generally vesting over a period of years, thereby mitigating against short-term risk taking.

Based on such evaluation, the Compensation Committee has determined that the Company’s policies and practices are not reasonably likely to have a material adverse effect on the Company.

TRANSACTIONS WITH RELATED PERSONS

Kohlberg Capital has procedures in place for the review, approval and monitoring of transactions involving the Company and certain persons related to the Company. As a BDC, the Company is prohibited under the 1940 Act from participating in certain transactions with certain of its affiliates without the prior approval of the Independent Directors and, in some cases, the SEC. The affiliates with which the Company may be prohibited from transacting include its officers, directors and employees and any person controlling or under common control with the Company.

In the ordinary course of business, Kohlberg Capital enters into transactions with portfolio companies that may be considered related party transactions. We have implemented certain procedures, both written and unwritten, to ensure that we do not engage in any prohibited transactions with any persons affiliated with us. If such affiliations are found to exist, we seek Board and/or committee review and approval or exemptive relief for such transactions, as appropriate.

In addition, the Company adopted and maintains a code of ethics pursuant to Rule 17j-1 under the 1940 Act that establishes procedures for personal investments and restricts certain personal securities transactions. Personnel subject to the code may invest in securities for their personal investment accounts, including securities that may be purchased or held by the Company, so long as such investments are made in accordance with the code’s requirements and applicable law. A copy of the code of ethics is available on the Corporate Governance section of the Company’s website at www.kohlbergcap.com.

PROPOSAL 2:

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

In 2009, the Audit Committee and the Independent Directors selected Deloitte & Touche LLP as the independent registered public accountant of the Company for the 2009 year. On December 10, 2009, the Company was advised by Deloitte & Touche LLP that (i) the audit report issued by Deloitte & Touche LLP accompanying the Company’s financial statements for the year ended December 31, 2008 in the Company’s Annual Report on Form 10-K for such year and (ii) Deloitte & Touche LLP’s completed interim reviews of the Company’s financial statements for the interim periods ended March 31, 2009 and June 30, 2009 in the Company’s Quarterly Reports on Form 10-Q for those respective periods should no longer be relied upon because Deloitte & Touche LLP had changed its position with respect to the appropriateness of the methodology and procedures used by the Company under FASB Accounting Standards Codification 820, formerly Statement of Financial Accounting Standards No. 157 — Fair Value Measurements, to value the Company’s investments as of the end of each of those periods and, as a result, Deloitte believed based upon such changed position and the additional information provided to Deloitte & Touche LLP by the Company following Deloitte & Touche LLP’s internal inspection process, that such financial statements contained material misstatements with respect to the value of the Company’s investments included therein.

On January 12, 2010, the Company dismissed Deloitte & Touche LLP as its registered public accounting firm. The Company took this action after discussions with the staff of the SEC regarding the provisions in the 1940 Act relating to the selection and termination of a business development company’s independent public accountants and the attendant circumstances, including the fact that on January 5, 2010, Deloitte & Touche LLP informed the Company that, as a result of and in response to a communication from the Company on January 4, 2010, Deloitte & Touche LLP had concluded that it was not currently independent with respect to the Company. On January 27, 2010, the Company engaged Grant Thornton LLP as its independent registered public accounting firm to audit our December 31, 2007 annual financial statements, as well as the Company’s December 31, 2009 and 2008 annual financial statements and to review all quarterly financial statements in these two years and in subsequent periods.

With the engagement of Grant Thornton LLP as the Company’s independent registered public accounting firm, it became the Company’s principal accountant. The aggregate fees to be paid to Grant Thornton LLP for the Company’s December 31, 2009 and 2008 annual financial statements are set out in the table below.

	2009	2008
Audit Fees(1)	$521,805	$476,805
Audit-Related Fees(2)	—	—
Tax Fees(3)	16,500	—
All Other Fees	—	—
Aggregate Non-Audit Fees(4)	$16,500	$—
Total Fees	$538,305	$476,805

(1)	Audit fees represent fees and expenses for the annual audit, including the audit of the Company’s annual financial statements, quarterly reviews, comfort letters, statutory and regulatory filings, and consents related to stock issuances.
(2)	Audit-related fees represent services such as consultations, due diligence and attest services not required by statue or regulation.
(3)	Tax fees represent services in conjunction with preparation of the Company’s tax return.
(4)	Aggregate non-audit fees comprise audit-related fees, tax fees and all other fees.

The Company’s engagement letter with Grant Thornton LLP provides for estimated fees of $450,000 for the 2008 audit and quarterly reviews and $495,000 for the 2009 audit and quarterly reviews, plus in each case out-of-pocket expenses. The Company engaged Grant Thornton LLP on January 27, 2010 and, accordingly, no fees were paid to Grant Thornton LLP in 2009.

The Audit Committee has established a pre-approval policy that describes the permitted audit, audit-related, tax and other services to be provided by its independent registered public accounting firm. The policy requires that the Audit Committee pre-approve the audit and non-audit services performed by its independent registered public accounting firm in order to assure that the provision of such service does not impair the firm’s independence. No audit-related, tax, or other non-audit services were approved by the Audit Committee pursuant to the de minimis exception to the pre-approval requirement under Rule 2-01(c)(7)(i)(C) of Regulation S-X during the year ended December 31, 2009.

THE BOARD RECOMMENDS A VOTE “FOR” RATIFICATION OF THE SELECTION OF
GRANT THORNTON LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTANT OF
THE COMPANY FOR THE CURRENT YEAR.

OTHER MATTERS

Attending the Meeting

The Meeting will take place at the offices of Ropes & Gray LLP, 1211 Avenue of the Americas, New York, New York 10036.

Shareholder Proposals Pursuant to Rule 14a-8

In order to be considered for inclusion in the proxy statement distributed to shareholders prior to the 2011 Annual Meeting of Shareholders, a shareholder proposal pursuant to Rule 14a-8 under the Exchange Act must be received by the Company no later than February 8, 2011 and, if the date of the 2011 Annual Meeting of Shareholders is changed by more than 30 days from the date of the 2010 Annual Meeting of Shareholders, a reasonable time before the Company begins to print and send its materials for the 2011 Annual Meeting of Shareholders, and must comply with the requirements of Rule 14a-8. Written requests for inclusion should be addressed to: Kohlberg Capital Corporation, 295 Madison Avenue, 6th Floor, New York, New York 10017, Attention: Secretary. It is suggested that you mail your proposal by certified mail, return receipt requested.

Shareholder Proposals Other than Pursuant to Rule 14a-8

Under the Company’s bylaws, any shareholder of Kohlberg Capital may nominate candidates for election to the Board and bring any other matter before an annual meeting (other than the matters to be included in the Company’s proxy statement following the procedures described above) if the shareholder (i) is a shareholder of record on the date of the giving of the notice, as provided below, (ii) is a shareholder of record on the record date for the determination of shareholders entitled to vote at such meeting and (iii) complies with the notice procedures set forth below.

In addition to any other applicable requirements, for a nomination or other proposal to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Company.

To be timely, a shareholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Company (a) in the case of an annual meeting, no less than ninety (90) days prior to the date of the anniversary of the previous year’s annual meeting; provided, however, that in the event the annual meeting is scheduled to be held on a date more than thirty (30) days prior to or delayed by more than sixty (60) days after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the later of the close of business ninety (90) days prior to such annual meeting or the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made and (b) in the case of a special meeting of shareholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

To be in proper written form, a shareholder’s notice to the Secretary relating to election of directors must set forth (a) as to each person whom the shareholder proposes to nominate for election as a director (i) the name, age, business address and residential address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (b) as to the shareholder giving the notice (i) the name and record address of such shareholder, (ii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such shareholder, (iii) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, (iv) a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

To be in proper written form, a shareholder’s notice to the Secretary relating to any other matter must set forth as to each matter such shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such shareholder, (iii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such shareholder, (iv) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business and (v) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

The deadline for receipt of timely notice of shareholder proposals for submission to the 2011 Annual Meeting of Shareholders is April 24, 2011. Proxies solicited by the Company will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority.

Communications to the Board

Shareholders may communicate with the Board or one or more directors by sending a letter addressed to the Board or to any one or more directors, c/o Corporate Secretary, Kohlberg Capital Corporation, 295 Madison Avenue, 6th Floor, New York, New York 10017, in an envelope clearly marked “Shareholder Communication.” The Corporate Secretary’s office will forward such correspondence unopened to one or more members of the Board, unless the envelope specifies that it should be delivered to a specific director.

“Householding” of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or the Company that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify the Company by sending a written request to Kohlberg Capital Corporation, Investor Relations, 295 Madison Avenue, 6th Floor, New York, New York 10017, or calling Investor Relations at (212) 455-8300.

Annual Report

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 (without exhibits, unless otherwise requested), is provided to shareholders concurrently with this Proxy Statement. The Annual Report does not constitute a part of the proxy solicitation materials.

We will provide without charge to each solicited shareholder a copy of exhibits to our Annual Report on Form 10-K for the year ended December 31, 2009 upon written request. The written request for such exhibits should be directed to Kohlberg Capital Corporation, 295 Madison Avenue, 6th Floor, New York, New York 10017, Attention: Michael I. Wirth, Secretary. Such request must set forth a good faith representation that the requesting party was a beneficial owner of our common stock on the Record Date. The Annual Report with exhibits is also available at no cost through the SEC’s EDGAR database available at www.sec.gov.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on July 22, 2010: The Proxy Statement and 2009 Annual Report are available at www.proxyvote.com.

General Information

Management knows of no other business which may be properly brought before the Meeting. However, if any other matters shall properly come before the Meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their best judgment on such matters. Stockholders may contact the Company by mail to Kohlberg Capital Corporation, Investor Relations, 295 Madison Avenue, 6th Floor, New York, New York 10017, or by calling Investor Relations at (212) 455-8300 for directions to attend the Meeting and vote in person.

It is important that proxies be returned promptly. Therefore, whether or not you expect to attend the meeting in person, you are urged to fill in, sign and return the proxy in the enclosed stamped, self-addressed envelope or to vote electronically or by telephone as described on page 1 of this Proxy Statement.

By order of the Board.
Michael I. Wirth
Secretary

KOHLBERG CAPITAL
ATTN: DENISE RODRIGUEZ
295 MADISON AVENUE, 6TH FLOOR
NEW YORK, NY 10017

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKSBELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends that you vote FOR the following:

	For All	Withhold All	For All Except
	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors
Nominees

01 C. Turney Stevens   02 Gary Cademartori

The Board of Directors recommends you vote FOR the following proposal(s):

For address change/comments, mark here. (see reverse for instructions) ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000069839_1 R2.09.05.010